UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MBIA Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MBIA Inc.	Charles R. Rinehart
1 Manhattanville Road	Chairman
Suite 301	William C. Fallon
Purchase, NY 10577	Chief Executive Officer
914-273-4545

March 21, 2018

Dear Owners:

You are cordially invited to attend the annual meeting of MBIA shareholders on Wednesday, May 2, 2018 at 10:00 a.m. at 2 Manhattanville Road, Conference Room 2, First Floor, Purchase, New York.

Our agenda for this year’s meeting is for shareholders to:

•	vote on the election of Directors;

•	express their opinion, on an advisory basis, on executive compensation;

•	ratify the selection of independent auditors for 2018; and

•	ratify the adoption of an amendment to the Company’s By-Laws;

After the formal agenda is completed, we will be happy to answer any questions you may have.

Even if you do not plan to attend the annual meeting, we urge you to vote your shares. Instructions for using all of the available voting options are included in the enclosed proxy statement.

We appreciate your continued support on these matters and look forward to seeing you at the meeting.

Very truly yours,

Charles R. Rinehart Chairman	William C. Fallon Chief Executive Officer

MBIA Inc.

Notice of Annual Meeting of Shareholders

and Proxy Statement

Dear Shareholders:

We will hold the 2018 Annual Meeting of MBIA Inc. (“MBIA” or the “Company”) Shareholders at 2 Manhattanville Road, Conference Room 2, First Floor, Purchase, New York 10577, on Wednesday, May 2, 2018 at 10:00 a.m. EDT in order for shareholders to:

1.	elect six Directors for a term of one year, expiring at the 2019 Annual Meeting;

2.	express their opinion, on an advisory basis, on the compensation paid to the Company’s named Executive Officers (“NEOs”) as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including under the “Compensation discussion and analysis” and “Executive compensation tables” sections of the proxy statement;

3.	ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2018;

4.	ratify the adoption of an amendment to the Company’s By-Laws; and

5.	transact any other business as may properly come before the meeting.

These items are more fully described in the following pages.

This year, we have again elected to adopt the SEC rules that allow companies to furnish proxy materials to their shareholders over the Internet. The Notice of Internet Availability of Proxy Materials (the “Notice”) provided to shareholders contains instructions on how to access our 2017 Annual Report to Shareholders and proxy materials for the 2018 Annual Meeting online, how to request a paper copy of these materials and how to vote your shares. We expect to furnish the Notice to shareholders and make proxy materials available beginning on or about March 21, 2018.

The Notice provides instructions regarding how to view our proxy materials for the 2018 Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and vote, you will need to visit www.proxyvote.com and have available the 12-digit control number(s) contained on your Notice. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them or you own shares of MBIA Inc. in the MBIA Inc. 401(k) Plan or MBIA Inc. Non-Qualified Retirement Plan. There is no charge for requesting a copy. To facilitate timely delivery, please make your request on or before April 18, 2018. To request paper copies, shareholders can go to www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. When requesting materials by email, please send a blank email with your 16-digit control number(s) (located on the Notice) in the subject line.

You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions under “General information––Voting” to vote your shares using the Internet. After submitting your vote, follow the prompts to sign up for electronic delivery.

Sincerely,

Jonathan C. Harris
Secretary

1 Manhattanville Road

Suite 301

Purchase, New York 10577

March 21, 2018

General information

How it works. The Board of Directors of the Company is soliciting shareholders’ proxies in connection with the Annual Meeting of Shareholders to be held at 2 Manhattanville Road, Conference Room 2, First Floor, Purchase, New York 10577, on Wednesday, May 2, 2018 at 10:00 a.m. EDT. Only shareholders of record at the close of business on March 8, 2018 may vote at the Annual Meeting. As of March 8, 2018, there were 89,325,623 shares of our common stock (which is our only class of voting stock) outstanding and eligible to be voted. Treasury shares are not voted. Each shareholder has one vote for each share of MBIA common stock owned on the record date for all matters being voted on at the Annual Meeting.

A quorum is constituted by the presence, in person or by proxy, of holders of our common stock representing a majority of the number of shares of common stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum.

Voting. If you hold shares in more than one account (e.g., you are a shareholder of record, own shares in the Company’s 401(k) Plan or Non-Qualified Retirement Plan, and beneficially own shares in one or more personal brokerage accounts, or any combination of the foregoing), you may receive more than one Notice and/or proxy card. Accordingly, in order to vote all of your shares, you will need to vote more than once by following the instructions on each of the items you receive.

You may vote using the following methods:

Internet. You may vote on the Internet up until 11:59 PM Eastern Time the day before the meeting by going to the website for Internet voting on the Notice or proxy card (www.proxyvote.com) and following the instructions on the website. Have your Notice or proxy card available when you access the web page. If you vote over the Internet, you should not return your proxy card.

Telephone. If you received your proxy materials by mail, or if you received a Notice and requested a paper copy of the materials, you may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day up until 11:59 PM Eastern Time the day before the Annual Meeting, and following the prerecorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card. Notice recipients should first visit the Internet site listed on the Notice to review the proxy materials before voting by telephone.

Mail. If you received your proxy materials by mail, or if you received a Notice and requested a paper copy of the materials, you may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided or as directed on the voting instruction form so that it arrives before the Annual Meeting.

In Person. You may vote your shares in person by attending the Annual Meeting and submitting your proxy at the meeting. If your shares are held in the name of a bank, broker or other holder of record (i.e., your shares are held in “street name”), you must obtain a legal proxy executed in your favor from the holder of record and bring it to the Annual Meeting in order to vote at the Annual Meeting.

You can revoke your proxy at any time before the Annual Meeting or when prompted during the Annual Meeting. If your shares are held in street name, you must follow the instructions of your broker to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise the Secretary in writing before the proxies vote your common stock at the meeting, deliver later-dated proxy instructions, or attend the meeting and vote your shares in person. Unless you decide to attend the meeting and vote your shares in person after you have submitted voting instructions, we recommend that you revoke or amend your prior instructions in the same way you initially gave them – that is, by Internet, telephone, or mail. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as our Board recommends.

If your shares are held in street name, you may receive voting instructions from the holder of record. If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Brokers do not have discretionary authority to vote on the election of Directors (Proposal 1) or the advisory vote on NEO compensation (Proposal 2). Please instruct your broker so your votes can be counted.

Dissenters’ rights. Under Connecticut law, dissenters’ rights are not available with respect to the matters included in the formal agenda for the 2018 Annual Meeting of Shareholders.

Miscellaneous. The cost to prepare and mail these proxy materials will be borne by the Company. Proxies may be solicited by mail, in person or by telephone by Directors, officers and regular employees of the Company without extra compensation and at the Company’s expense. The Company will also ask bankers and brokers to solicit proxies from their customers holding shares of MBIA common stock and will reimburse them for reasonable expenses.

A copy of the Company’s Annual Report on Form 10-K is available on the Company’s website, www.mbia.com, under the “SEC Filings” link or by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Board of Directors corporate governance

The Board of Directors and its committees

The Board of Directors supervises the overall affairs of the Company. To assist it in carrying out these responsibilities, the Board has delegated authority to the four regular committees described below. The Board of Directors met five times in regular sessions during 2017. In addition to its regular sessions, the Board met one time in special session during 2017. The Board of Directors has regularly scheduled non-management Director meetings. Pursuant to the MBIA Inc. Board Corporate Governance Practices, each Director is expected to attend at least 75% of all Board meetings and committee meetings of which that Director is a member, on a combined basis. All of the Directors met this requirement in 2017. The MBIA Inc. Board Corporate Governance Practices can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link, and are available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. Pursuant to the MBIA Inc. Board Corporate Governance Practices, Directors are required to attend annual shareholder meetings, barring unusual circumstances. The 2017 Annual Meeting was attended by each of the Company’s Directors.

Regular Board committees. Each regular Board committee has a charter, which can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link, and is available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. The committees are described below.

Executive Committee. The Executive Committee, which at year-end consisted of Messrs. Rinehart (Chair), Gilbert, Shasta and Vaughan, did not meet during 2017. This Committee is authorized to exercise powers of the Board during intervals between Board meetings, subject to limitations set forth in the By-Laws of the Company and the Committee’s Charter.

Finance and Risk Committee. The Finance and Risk Committee, which at year-end consisted of Messrs. Vaughan (Chair), Rinehart, Chin, Gilbert and Shasta, met four times in regular sessions during 2017. Mr. Rinehart was appointed a member of the Committee on August 2, 2017. This Committee assists the Board in monitoring the Company’s (i) proprietary investment portfolios, (ii) capital and liquidity, (iii) exposure to changes in market value of assets and liabilities, (iv) credit exposures in the insured portfolios, and (v) financial risk management policies and procedures, including regulatory requirements and limits.

Compensation and Governance Committee. The Compensation and Governance Committee (the “Compensation Committee”), which at year-end consisted of Messrs. Gilbert (Chair), Chin, Rinehart, Shasta and Vaughan, met five times in regular sessions during 2017. Messrs. Rinehart and Shasta were each appointed as members of the Committee on August 2, 2017. In accordance with the Compensation Committee Charter, the provisions of Rule 10C-1(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange (the “NYSE”), the Board of Directors has affirmatively determined that each of the Compensation Committee members is independent. As part of its specific role, the Compensation Committee is responsible for (i) setting the overall compensation principles of the Company, (ii) overseeing executive compensation, (iii) reviewing the Company’s compensation and benefits program, (iv) overseeing the retention of the Committee’s advisers, (v) overseeing significant organizational and personnel matters, (vi) determining the membership, size and composition of the Board, (vii) setting Directors’ compensation, (viii) selecting Directors to serve on the Board committees, and (ix) developing corporate governance principles and practices. The Board approves the CEO’s compensation level and approves the recommendations of the Compensation Committee for the other NEOs’ compensation levels. Since 2005, the Compensation Committee has retained compensation consulting firms to assist and advise it in conducting reviews of the Company’s compensation plans for appropriateness and to assess the competitiveness of the Company’s compensation levels relative to market practice.

Compensation and Governance Committee interlocks and insider participation. No member of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. During 2017, no

NEO served as a Director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers is or has been a Director of the Company or a member of the Company’s Compensation Committee.

Audit Committee. The Audit Committee, which at year-end consisted of Messrs. Shasta (Chair), Chin, Gilbert, Rinehart and Vaughan, met five times in regular sessions during 2017. In accordance with the Audit Committee Charter and the listing standards of the NYSE, each of the Audit Committee members is independent. In addition, the Board has designated Messrs. Chin, Gilbert, Rinehart, Shasta and Vaughan as the “audit committee financial experts” (as defined under applicable Securities and Exchange Commission (“SEC”) rules) on the Audit Committee. This Committee assists the Board in monitoring the (i) integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) qualifications and independence of the Company’s independent auditor, (iii) performance of the Company’s internal audit function and independent auditor, (iv) Company’s compliance policies and procedures and its compliance with legal and regulatory requirements, and (v) performance of the Company’s operational risk management function.

Process for Director searches

Potential Director nominees are selected in light of the Board’s needs at the time of recommendation. The Compensation Committee assesses potential nominees based on various criteria, such as relevant business and other skills and experience, personal character and judgment and diversity of experience. The Compensation Committee also considers the ability of potential nominees to devote significant time to Board activities. The independence and financial literacy of potential nominees, as well as their knowledge of and familiarity with the Company’s businesses, are additional considerations in the Compensation Committee’s selection process.

The Compensation Committee uses both referrals and third-party search firms to assist in identifying and evaluating potential nominees for election as directors. Potential candidates are first reviewed and evaluated by the Chair of the Compensation Committee. If the Chair of the Compensation Committee concludes that a candidate merits further consideration, then one or more other members of the Compensation Committee designated by the Chair will interview the candidate and decide whether the candidate should be interviewed by other board members. Potential nominees are then interviewed by all of the other members of the Compensation Committee, the Chairman of the Board and by the CEO prior to any recommendation to the Board that the potential nominee be nominated or elected as a director by the Board.

The MBIA Inc. Board Corporate Governance Practices provide that Director candidates may be identified by the Company’s Board of Directors or a corporate shareholder. Shareholders may recommend a potential nominee by sending a letter to the Company’s Corporate Secretary at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. No potential nominees were recommended by shareholders in 2017.

Consideration of Board diversity. The MBIA Inc. Board Corporate Governance Practices include guidelines for selecting Directors. Under the Board Corporate Governance Practices, in selecting nominees for the Board, the Board seeks a combination of active or former senior business executives of major complex businesses (from different industry sectors), leading academics, and individuals with substantial records of business achievement, government service or other leadership roles in the not-for-profit sector, including individuals with specific knowledge and experience relevant to the Company’s business. These guidelines for selecting candidates for nomination to the Board promote diversity among the Directors, and the Compensation Committee and the Board evaluate the composition of the Board in order to assess the effectiveness of the guidelines. The results of these evaluations inform the process for identifying candidates for nomination to the Board.

Board leadership structure

The offices of Chairman of the Board and CEO of the Company are separate. The Chairman is responsible for presiding over meetings of the Board and the Company’s shareholders and performing such other duties as directed by the Board. The CEO is responsible for formulating policy and strategic direction for the Company and executing the Company’s business plan and strategy under plans approved by the Board, providing management of the Company’s day-to-day operations, hiring, directing and retaining senior management, serving as spokesperson for the Company and performing such other duties as directed by the Board or required by law.

Given that the roles of CEO and Chairman are well defined, the Board does not believe there is a risk of confusion or duplication between the two positions.

Board and Board committee roles in risk oversight

The Board and its committees oversee various risks faced by the Company and its subsidiaries. The Board regularly evaluates and discusses risks associated with strategic initiatives, and the CEO’s risk management performance is one of the criteria used by the Board in evaluating the CEO. On an annual basis, the Board also evaluates and approves the Company’s Risk Management and Tolerance Policy. The purpose of the Risk Management and Tolerance Policy is to set the policy that defines the risks the Company is willing to accept in pursuit of its goal of optimizing long term risk adjusted value for shareholders. The Board’s Audit Committee and its Finance and Risk Committee also play an important role in overseeing different types of risks.

The Audit Committee oversees risks associated with financial and other reporting, auditing, legal and regulatory compliance, and risks that may otherwise result from the Company’s operations, including risks associated with cyber intrusions. The Audit Committee oversees these risks by monitoring (i) the integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditor, (iv) the Company’s compliance policies and procedures and its compliance with legal and regulatory requirements, and (v) the performance of the Company’s operational risk management function.

The Finance and Risk Committee oversees the Company’s credit risk governance framework, market risk, liquidity risk and other material financial risks. The Finance and Risk Committee oversees these risks by monitoring the Company’s (i) proprietary investment portfolios, (ii) capital and liquidity, (iii) exposure to changes in the market value of assets and liabilities, (iv) credit exposures in the insured portfolios, and (v) financial risk management policies and procedures, including regulatory requirements and limits. The Finance and Risk Committee’s responsibilities help manage risks associated with the Company’s investment and insured portfolios, liquidity and lines of business.

At each regular meeting of the Board, the Chairs of each of these committees report to the full Board regarding the meetings and activities of the committee.

Shareholder communications

Shareholders or interested parties wishing to communicate with our Chairman or with the non-management Directors as a group may do so by submitting a communication in a confidential envelope addressed to the Chairman or the non-management Directors, in care of the Company’s Corporate Secretary, 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Company Standard of Conduct

The Company has adopted a Standard of Conduct that applies to all Directors and employees, including the Chief Executive Officer, Chief Financial Officer and Controller, and certain third parties. The Standard of Conduct, which also constitutes a code of ethics as that term is defined in Item 406(b) of Regulation S-K, can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link, and is available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. The Company intends to satisfy the disclosure requirements of Form 8-K regarding an amendment to, or waiver from, an element of its code of ethics enumerated in Item 406(b) of Regulation S-K by posting such information on the Company’s website, www.mbia.com, under the “Ethics and Governance” link.

Independent Directors’ compensation

Directors’ retainer and meeting fees. In 2017, the Company paid Directors who are not Executive Officers an annual retainer fee of $75,000 plus an additional $2,000 for attendance at each Board meeting and each meeting of each committee on which they served (and $1,000 for each special telephonic meeting). The Company also paid each Committee Chair an annual Committee Chair retainer of $25,000. The Chairman is paid an additional retainer of $125,000. New Directors are paid a fee of $2,000 for each day of orientation.

An eligible Director may elect annually to receive retainer and meeting fees either in cash or in shares of common stock on a quarterly basis with no deferral of income, or to defer receipt of all or a portion of such compensation until a time following termination of such Director’s service on the Board. A Director electing to defer compensation may choose to allocate deferred amounts to either a hypothetical investment account (the “Investment Account”), or a hypothetical share account (the “Share Account”), which have been set up to credit such deferred payments. Such deferral elections are made under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan (the “Plan”).

Amounts allocated to the Investment Account are credited to a hypothetical money market account. Amounts allocated to the Share Account are converted into share units with each such unit representing the right to receive a share of common stock at the time or times distributions are made under the Plan. Dividends are paid as stock units each quarter if applicable. Distributions of amounts allocated to the Share Account are made in shares of common stock.

Directors’ restricted stock grants. In addition to the annual cash fees payable to Directors for 2017, the Company also granted Directors an award of restricted stock in 2017 with a value of $100,000 at the time of grant. New Directors elected to the Board also receive a one-time grant of restricted stock with a value of $100,000 at the time of grant. The Directors’ restricted stock grants are awarded under the MBIA Inc. 2005 Omnibus Incentive Plan (the “Omnibus Plan”), which is a shareholder approved compensation plan.

The restricted stock granted in 2017 is subject to a one-year restricted period during which the restricted stock is subject to forfeiture restrictions and restrictions on transferability. The restricted period applicable to a restricted stock award will lapse and the shares of restricted stock will become freely transferable prior to the first anniversary of the date of the restricted stock grant upon the earlier of: (i) the death or disability of a participating Director, (ii) a change of control in the Company as defined in the Omnibus Plan, (iii) the Company’s failure to nominate a participating Director for re-election, or (iv) the failure of the shareholders to elect a participating Director at any shareholders meeting. Unless otherwise approved by the Compensation Committee, if a participating Director leaves the Board for any reason other than the foregoing at any time prior to the first anniversary of the date of the restricted stock grant, the restricted stock will revert back to the Company. During the restricted period, a participating Director receives dividends, if applicable, with respect to, and may vote the restricted shares.

Directors’ total compensation components. Directors’ compensation for 2017 consisted of the following components. There was no change from 2016.

Directors’ total compensation components	2017
Board Annual Retainer	$75,000
Committee Chair Retainer	$25,000
Chairman Retainer	$125,000
Board & Committee Meeting Fee (per meeting)	$2,000
Special Telephonic Meeting Fee (per meeting)	$1,000
New Director Orientation Fee (per day)	$2,000
Annual Restricted Stock Grant	$100,000
New Director Restricted Stock Grant	$100,000

Directors’ total compensation for 2018. No change to Director compensation is expected for 2018.

Directors’ total compensation paid in 2017. The amounts shown below represent compensation paid and stock awarded in 2017 for each of the Directors. The Company does not provide perquisites to its Directors.

Name (a)	Retainer ($) (b)	Meeting Fees ($) (c)	Stock Awards ($) (d) (2)	All Other Compensation ($) (e) (3)	Total Compensation ($) (f)
Maryann Bruce (1)	56,250	23,000	100,000	116,093	295,343
Francis Y. Chin	18,750	7,000	100,000	20,000	145,750
Keith D. Curry (1)	56,250	21,000	100,000	114,093	291,343
Steven J. Gilbert	100,000	32,000	100,000	18,825	250,825
Charles R. Rinehart	225,000	34,000	100,000	30,000	389,000
Lois A. Scott (1)	56,250	22,000	100,000	113,593	291,843
Theodore Shasta	100,000	33,000	100,000	38,000	271,000
Richard C. Vaughan	100,000	33,000	100,000	-	233,000

1	In connection with the reassessment of the appropriate governance profile of the Company, the Company requested that Ms. Bruce, Mr. Curry and Ms. Scott resign from the Board of Directors effective as of July 28, 2017.

2	The amounts shown represent the grant date market value of the restricted stock awards. The awards were granted on May 15, 2017.

3	The amounts shown represent matching gift company contributions made by the MBIA Foundation. The MBIA Foundation matches charitable contributions on a 2:1 basis. The annual individual contribution limit of $20,000 can be matched 2:1 with up to $40,000 per calendar year in matching funds. All full-time employees and Directors are eligible to participate. In addition, for Ms. Bruce, Mr. Curry and Ms. Scott, the amounts include cash payments made in January 2018 in lieu of the retainer and meeting fees scheduled to be paid from their resignation date through May 2018.

In light of the Company’s request that Ms. Bruce, Mr. Curry and Ms. Scott resign from the Board of Directors, the Compensation Committee determined to waive the forfeiture and transferability restrictions and approve the immediate acceleration of vesting of their shares of restricted stock effective as of the date of their resignations. Further, the Compensation Committee approved cash payments to Ms. Bruce, Mr. Curry and Ms. Scott to be made in January 2018 in the amount and in lieu of the retainer and meeting fees scheduled to be paid from August 1, 2017 through and including the meeting date of the Annual shareholder meeting on May 2, 2018. The Compensation Committee also approved the fulfillment of the Company’s obligation to match the charitable contributions made by Ms. Bruce, Mr. Curry and Ms. Scott to the MBIA Foundation as of December 31, 2017.

Directors’ deferred compensation balances and equity holdings as of December 31, 2017. As described under “Directors’ retainer and meeting fees” above, a Director may choose to allocate deferred amounts to either an Investment Account or a Share Account. The following table represents Directors’ account balances under the Investment and Share Accounts (deferred retainer and meeting fees) and restricted stock holdings as of December 31, 2017. Amounts shown for stock holdings are based on $7.32 per share, the closing fair market value of the shares on December 31, 2017.

Name	Investment Account Balance ($)	Share Account Balance (#)	Share Account Balance ($)	Restricted Stock Holdings (#)	Restricted Stock Holdings ($)	Total As of 12/31/17 ($)
Francis Y. Chin	55,766	6,214	45,486	12,121	88,726	189,978
Steven J. Gilbert	-	-	-	68,106	498,536	498,536
Charles R. Rinehart	-	-	-	98,625	721,935	721,935
Theodore Shasta	-	-	-	87,850	643,062	643,062
Richard C. Vaughan	-	-	-	85,230	623,884	623,884

Executive Officer Directors. Mr. Brown submitted his resignation as a member of the Company’s Board effective December 29, 2017. Mr. Fallon was elected to the Board on May 3, 2017. Messrs. Brown and Fallon received no compensation for their services as a Director during 2017.

Directors’ stock ownership guidelines. The Company has Director stock ownership guidelines to align Directors’ interests with those of our shareholders. Under these guidelines, within four years of first being elected, a Director is expected to own Company stock worth approximately five times their annual retainer. This includes shares of Common Stock held directly, Common Stock equivalent deferral units held under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan and restricted stock awarded to directors. Four out of our five Directors have met and exceeded the Company’s stock ownership guidelines for Directors. The remaining Director, who was appointed in 2016, is on track to meeting the ownership guidelines.

Audit Committee report

The Audit Committee is composed of five Independent Directors who are not employees or officers of the Company. In the business judgment of the Board, these Directors are free of any relationship that would interfere with their independent judgments as members of the Audit Committee.

This report of the Audit Committee covers the following topics:

1.	Respective roles of the Audit Committee, Company management and the Independent Registered Public Accounting Firm (“Independent Auditors”)

2.	2017 Activities

3.	Limitations of the Audit Committee

1. Respective roles of the Audit Committee, Company management and the Independent Auditors

We are appointed by the Board of Directors of the Company to monitor (i) the integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditor, (iv) the Company’s compliance policies and procedures and its compliance with legal and regulatory requirements and (v) the performance of the Company’s operational risk management function. We also recommend to the Board of Directors the selection of the Company’s outside auditors.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the Company’s Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The independent auditors, PricewaterhouseCoopers LLP (“PwC”), are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion with respect to the fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and the effectiveness of internal control over financial reporting.

2. 2017 Activities

In performing our oversight role for 2017, we have:

•	considered and discussed the audited financial statements for 2017 with management and the independent auditors;

•

discussed and reviewed all communication with the auditors, as required by PCAOB Auditing Standard No. 16, “Communications with Audit Committees” and SEC Rule 2-07, “Communication with Audit Committees.” We have received a letter from the independent auditors as required by PCAOB Rule 3526, “Communications with Audit Committees Concerning Independence.” In connection with this requirement, PwC has not provided to the Company any information technology consulting services relating to financial information systems design and implementation;

•	considered the other non-audit services by the Company’s independent auditors and concluded that such services were not incompatible with maintaining their independence;

•	reviewed and discussed with management and PwC the Company’s critical accounting policies, estimates and judgments;

•

reviewed the various matters and questions recommended by the PCAOB in its May 2015 publication, “Audit Committee Dialogue”, to ensure that we addressed with PwC those matters and questions relevant to the Company; and

•	performed other functions as set forth in the Audit Committee Charter (a copy of which can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link).

Based on the reviews and discussions we describe in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

3. Limitations of the Audit Committee

As members of the Audit Committee, we are not employees of the Company nor are we professionally engaged in, nor experts in the practices of, auditing or accounting. Nor are we experts with respect to determining auditor independence. We rely on the information, representations, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of the Company, its legal counsel, independent accountants or other persons with professional or expert competence. Therefore, we do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that PwC is in fact “independent.” Furthermore, the Audit Committee has not conducted independent procedures to ensure that management has maintained appropriate accounting and financial reporting principles or internal controls designed to assure compliance with accounting standards and applicable laws and regulations.

Date: February 12, 2018

The Audit Committee

Mr. Theodore Shasta (Chair)

Mr. Francis Y. Chin

Mr. Steven J. Gilbert

Mr. Charles R. Rinehart

Mr. Richard C. Vaughan

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Discussion & Analysis

In this section:

You will find that the following terms are used in this section and we note below the meanings in the interest of clarity.

Term	Meaning
Annual Incentive	Compensation that can be earned based on performance measured over a one-year period
Forfeit	Share awards that were given up at the end of the performance period
Long-Term Incentive(s)	Compensation that can be earned after a period of three-years based on either performance measured over that period (performance-based long-term incentive awards) or continued employment (time-based long-term incentive awards)
Lapse	Share awards that were not earned or paid due to the associated performance conditions not being achieved
MBIA	Equivalent to MBIA Inc., the parent and holding company in whom you hold shares
MBIA Insurance	MBIA Insurance Corporation
National	National Public Finance Guarantee Corporation
Performance-based compensation	Compensation that is payable contingent on the achievement of associated performance conditions, annual incentive compensation and performance-based long-term incentive awards
Target Total Compensation	The aggregate value of base salary, target annual incentive and the target value of long-term incentive awards
Variable Compensation	Compensation that can change in value based on either the achievement of associated performance conditions, or the value of MBIA’s stock price

Letter from the Compensation and Governance Committee

On behalf of the Compensation & Governance Committee (the “Committee”), and the MBIA Board of Directors (the “Board”), I am pleased to introduce our Compensation Discussion & Analysis. This section of our Proxy Statement provides insight into our executive compensation program, including the key decisions made during the year and the associated outcomes.

Highlights of the 2017 changes to our executive compensation program

Though an improvement over the prior year, the 70% approval of the say-on-pay vote at our 2017 Annual Meeting remained a disappointing outcome for the Committee and the Board. The modest improvement reflected the positive changes undertaken in 2016 to address shareholder feedback, in connection with the award to our Named Executive Officers (“NEOs”) of long-term incentive compensation. However, the overall result confirmed we had not gone far enough. Accordingly, throughout 2017 and into 2018, we enhanced our shareholder engagement and devoted a significant portion of our activities to evaluating our executive compensation program, looking at it critically in light of shareholder feedback, and making the additional changes described below.

In considering the potential changes, the Committee reflected on balancing our views of how best to manage compensation at MBIA given its unique and significant role in the complex field of municipal finance, and the continuing uncertainty and challenges facing the Company, with the range of diverse expectations expressed by our shareholders and the proxy advisors that they engage. You can find more information on page 19, but in summary, we approved the following changes to our executive compensation program in response to feedback:

Expressed Concern	Response
Use of out-sized peers

•  Updated compensation peer group effective 2017

•  Removed peers from prior group that are now significantly larger than MBIA

•  Better alignment with shareholder expectations

•  Resulted in MBIA ranking in the third quartile in terms of market capitalization and the first quartile in terms of revenue

Market positioning of compensation against out-sized peers	• Determined that NEO compensation would be set with reference to a 50th percentile market positioning against the revised, smaller compensation peer group
Absolute levels of compensation for CEO	• New CEO will have a lower total direct compensation package than predecessor • Updated peer group provides lower market reference points as a result of revisions
Fully discretionary nature of the annual incentive award

•  Approved application of MBIA’s quantifiable strategic scorecard in determining NEO annual incentive awards for 2017 and 2018

•  Scorecard is used to determine annual incentive awards across the broader organization, meaning NEO compensation is based on the performance measures established for the larger employee population

•  Resulted in award of 2017 bonuses significantly below NEO target levels, as a result of applying performance metrics that are defined, measurable and/or objective, and which are tied to our strategic objectives

The changes described above are part of a longer-term evolution in MBIA’s executive compensation programs since 2014. Other notable changes across our annual and long-term incentive compensation in response to feedback include:

•	Reductions in NEO target annual incentive compensation;

•	Formalization of a performance-based long-term incentive awards program, with pre-established target award values;

•

Increased number of performance-based components of compensation for NEOs following the introduction of performance-based share awards for the 2016 performance year, with such shares granted in March 2017; and

•	Use of qualitative and quantitative performance metrics to balance short-term and long-term growth, and discourage excessive risk-taking.

We trust that these changes will further demonstrate our commitment and intention to better align our executive compensation programs with shareholder expectations, while being conscious of the needs of the business to retain and motivate our leadership team to deliver long-term sustainable performance.

As a Committee and a Company, we will continue to monitor feedback and engage with major shareholders in recognition of the value this input has into our decision-making process.

Pay and performance for 2017

Ensuring the alignment of pay and performance is a core focus of our executive compensation program. This priority is evident in our use of performance-based pay, which aligns to both MBIA’s strategic drivers and long-term shareholder value creation. If performance falls below the expectations we set of management, the performance-based portions of their compensation, if paid at all, will fall below target.

As noted above, in 2016 we formally introduced a performance-based share component to our long-term incentive program, first applicable to awards made in 2017 in respect of 2016 performance. Prior to that, performance-based share awards had generally been made on an ad-hoc basis to address specific needs or in lieu of cash compensation. By formalizing this program, we provide an on-going ability to more meaningfully adjust pay based on annual and longer-term performance. Additionally, we can better align our programs with the experience of our shareholders, while minimizing the potential need to consider one-off or ad-hoc awards.

To take pay-for-performance one step further, in response to feedback from shareholders as reflected in our say-on-pay results, we have changed our approach to annual incentive awards in 2017. The application of CEO and Committee discretion is limited, with NEO awards contingent on the results of the MBIA scorecard of performance metrics that are defined, measurable and/or objective. These performance metrics are all derived from MBIA’s three-year tactical and strategic plan. So, what we are incentivizing and rewarding for today feeds into the long-term future of MBIA.

As shown in the graph above, 73% of the CEO’s target total compensation for 2017 was variable, the majority of which is performance-based. For 2018, 76% of the CEO’s target total compensation and 72% of the other NEOs’ respective target total compensation will be variable.

Outcomes under the performance-based aspects of our compensation programs for 2017 were as follows:

•

Annual incentive awards for all NEOs, including the CEO, at 78% of target, primarily driven by below-target performance relative to Combined Operating Income, ABV, new business and ratings targets, and remediation activity relating to the Company’s Puerto Rico exposures; and

•

The performance-based element of share awards made to NEOs in both 2012 (Messrs. Fallon, McKiernan and Wertheim) and 2014 (Mr. Brown), lapsed in full due to the threshold share price requirement not being achieved for either of the two tranches, which were otherwise due to vest at the end of 2016 and the end of 2017. Except for Mr. Wertheim these NEOs realized no value despite a reported aggregate grant date value of $18.8 million. In connection with his severance arrangement Mr. Wertheim received a payment in exchange for his agreement to forfeit the performance-based shares due to vest in December 2017, which would have lapsed.

The performance-based share awards made to NEOs in 2017 under our formal annual program are subject to performance conditions tied to our adjusted book value (“ABV”), leverage and MBIA’s value that are measured through either absolute stock price or absolute total shareholder return. For awards made in early 2018 in respect of 2017, performance will be based solely on either absolute stock price or absolute total shareholder return performance. We are committed to ensuring that the majority of our NEOs’ compensation is performance-based.

Other key activities undertaken by the Committee during the year included reviewing compensation for promoted and newly appointed NEOs, and agreeing to the terms of separation with Ram Wertheim, the Company’s former Chief Legal Officer, which are discussed in more detail in this report.

New disclosures for 2018

This is our first Proxy Statement in which we are publishing our CEO pay ratio, in accordance with SEC requirements. Page 34 provides details of the methodology and approach taken in calculating this ratio. This work found that the ratio of CEO pay to median employee pay at MBIA is 14:1.

Looking to the future

We hope that our shareholders recognize and support the changes made to our executive compensation programs during 2017. We believe that these changes demonstrate continued responsiveness to the feedback we have received as we seek to appropriately balance the needs of the business with a broad range of shareholder and proxy advisor perspectives. These changes, coupled with those already made in 2016, place an emphasis on pay for performance, align with ongoing shareholder interests, and maintain a means through which to attract, retain and motivate a committed senior leadership team as we continue to navigate challenging market conditions.

While at this point in time no changes to our programs are anticipated in 2018 other than minor adjustments to our performance measures, we welcome shareholder feedback and will keep our programs, policies and practices subject to annual review.

On behalf of the Compensation & Governance Committee,

Steven J. Gilbert

Compensation & Governance Committee

Steven J. Gilbert, Chair

Francis Y. Chin

Charles R. Rinehart

Theodore E. Shasta

Richard C. Vaughan

Compensation Design

Our approach to compensation encompasses a number of components which, working in tandem, generate the solid executive compensation program we have in place as we head into 2018. As you will see in the sub-sections that follow, our compensation strategy is tied closely with our overall corporate strategies in a number of key ways, and those strategies are executed via policies and practices that best support shareholder interests.

Compensation Strategy

Our compensation program is designed to attract, retain and motivate a highly skilled team of senior executives whose collective performance will build sustainable shareholder value, align our senior executives’ interests with those of shareholders and avoid unnecessary or excessive risk.

We achieve these goals through a combination of fixed and variable compensation elements, with variable compensation contingent on successful performance in areas of critical strategic significance to MBIA and its shareholders, thus tying pay with MBIA’s performance.

Alignment with MBIA’s Corporate Strategies

To be successful in effectively tying pay to MBIA’s performance, it is critical that we align our compensation strategy with our overall corporate strategies.

MBIA is one of the largest operators in the financial guaranty insurance industry. Our primary business has been to provide financial guarantee insurance to the United States’ public finance markets through our indirect, wholly-owned subsidiary, National. National’s financial guarantee insurance policies provide investors with unconditional and irrevocable guarantees of the payment of the principal, interest or other amounts owing on insured obligations when due. MBIA has also provided financial guarantee insurance in the international and structured finance markets through its subsidiary, MBIA Insurance.

MBIA’s overarching focuses today are threefold:

•	ensuring adequate liquidity exists at the holding company to satisfy all outstanding obligations;

•	mitigating losses at National and MBIA Insurance while maximizing recoveries on paid insurance claims; and

•	ensuring that we continue to honor all policyholder claims.

Until midway through 2017, we were also focused on National’s re-entry as a meaningful provider of new municipal financial guaranty policies. Following a downgrade of National’s financial strength ratings this effort ceased.

In February 2017, consistent with these areas of focus, senior management proposed a scorecard of corporate metrics to the Board, against which the 2017 MBIA performance would be measured. This scorecard identified several broad performance categories for each of MBIA, National, MBIA Insurance, and the collective enterprise, with sub-goals established to measure performance within each category. In connection with its efforts to align the interests of senior management with those of our shareholders, in the second half of 2017, the Board determined that it would use the quantitative score generated by this scorecard as the basis for evaluating and approving NEO annual incentive awards.

The 2017 performance metrics represented in the 2017 scorecard include the following:

Performance Metric	Why it Matters
National Insured Portfolio Management	Effectively managing National’s portfolio (including its exposures relating to Puerto Rico) is critical to the long-term safety of National policyholders and the economic value proposition for our shareholders
Expense Management	Focusing on expense management ensures MBIA is efficient in allocating resources where needed while complying with capital and liquidity requirements
Adjusted Book Value	Targeting defined ABV goals provides a focus on the growth in the value of MBIA for our shareholders
Operating Income	As with ABV, targeting levels of Operating Income enables an assessment of MBIA’s operational performance and profitability in an objective manner
MBIA Liquidity	Optimizing liquidity at the holding company, by ensuring adequate resources exist to meet future obligations, and properly managing the strategic use of capital through share and/or debt buybacks, is of paramount importance to MBIA’s long-term financial health
MBIA Insurance Portfolio Management and Balance Sheet Management	Evaluating the effective management of the portfolio and balance sheet of MBIA Insurance ensures that appropriate incentives exist for the benefit of policyholders and creditors
People Management	Ensuring MBIA remains focused on attracting and retaining high potential employees and improving workforce diversity is important to ensure our ability to execute our other goals

Compensation Practices

As with all things, execution matters, and MBIA has adopted a number of policies and practices which we believe are in the best interests of our shareholders.

Best Practices and policies that we follow	Practices that we do not follow

•  Deliver the majority of target compensation in the form of variable pay

•  Tie variable pay to successful performance in areas of strategic significance

•  Assess performance both quantitatively and qualitatively to ensure appropriate outcomes

•  Cap the cash annual incentive opportunity

•  Use equity vehicles, and operate stock ownership guidelines and stock retention requirements beyond retirement, to directly align NEO interests with those of shareholders

•  Phase the vesting of equity awards over 3 – 5 year periods

•  Operate a clawback policy

•  Apply double-trigger for change in control payments

•  Prohibit short sales, hedging or pledging of our stock

•  Engage an external independent advisor

•  Provide guaranteed bonuses

•  Encourage excessive risk

•  Provide excessive perquisites

•  Make decisions solely based on market data

•  Offer employment contracts

•  Grant back-dated or make-up incentive awards

Compensation Approach

The MBIA executive compensation program comprises three core elements: a base salary, annual cash incentive opportunity and long-term incentive opportunity, delivered in the form of MBIA stock.

The majority of compensation for our CEO and other NEOs is delivered in the form of performance-based compensation, the weighting of which has increased in recent years based on shareholder feedback. In 2017, 59% of the CEO’s target compensation and 58% of the NEOs’ respective target compensation (on average) was performance-based.

In addition to the compensation outlined on the following page, MBIA’s executives receive the same benefits as our general employee population. This includes participation in healthcare benefits, where MBIA shares in the cost of employee health insurance coverage; supplemental disability insurance to bring the income replacement benefit to a level equivalent to 70% of base salary; and contributions to defined contribution retirement programs based on a stated percentage of the employee’s compensation. No perquisites are paid to current NEOs.

Element and Purpose	Key Features	Performance Measures	Changes for 2018
Base Salary To compensate executives competitively for their roles at MBIA	• Fixed pay • Set with reference to peer group median • Level also takes account of scope of role and prior experience • Reviewed annually	• Not applicable	• Increases for select NEOs have been approved and range from 8% – 13%
Annual Incentive Award To drive performance against critical short-term strategic imperatives and reward appropriately

•  Variable pay delivered in cash

•  Value determined based on performance against pre-defined objectives

•  Target values set with reference to peer group median

•  Actual bonus can range from 0% to 200% of target

		• Based on performance against the corporate scorecard of quantifiable objectives • Performance goals based on MBIA’s three-year tactical and strategic objectives	• None currently planned

Long-Term Incentive Compensation

Performance-Based Shares

To drive performance against critical strategic imperatives that create sustainable long-term shareholder value, align senior leader interests with shareholders and reward appropriately

•  Variable pay delivered in equity

•  Accounts for two-thirds of the total long-term compensation

•  Target values set with reference to peer group median

•  Target award value of 100% of base salary

•  Actual payout can range from 0% to 200% of target award

•  Earned shares vest in equal installments on the third, fourth and fifth anniversaries of date of grant

•  Earned shares vest subject to continued employment and performance

•  Based on assessment against quantifiable performance measures

•  Vesting of 2016 awards made in 2017, will be based on three equally weighted measures: adjusted book value, leverage and stock price or total shareholder return

•  Vesting of 2017 awards made in 2018, will be based solely on stock price or total shareholder return

•  Performance is assessed at the end of the three-year performance period (December 31, 2019 for the March 2017 awards)

•  In 2018, all NEOs will receive performance-based share awards

•  Our NEOs appointed in September 2017 had already received their LTI awards in respect of 2016 prior to becoming NEOs; their LTI awards going forward will feature Performance-Based shares

Time-Based Shares To provide a focus on sustainable long-term shareholder value creation, align senior leader interests with shareholders, reward appropriately and retain senior leaders

•  Variable pay delivered in equity

•  Accounts for one-third of the total long-term compensation

•  Target values set with reference to peer group median

•  Target award value of 50% of base salary

•  Shares vest in equal installments on the third, fourth and fifth anniversaries of date of grant

•  Awards vest subject to continued employment

		• Continued employment	• No change

Compensation Governance

There are a number of factors that come together to ensure proper governance of MBIA’s compensation programs. This section will look at these in turn, discussing the importance and function of each.

Compensation Oversight

The Compensation and Governance Committee comprises MBIA’s five independent outside directors, each of whom was recruited to join MBIA on account of their expertise and seniority in a substantive area (such as municipal finance, banking, accounting and/or asset management) of relevance to MBIA’s core strategic agenda. During 2017, the Committee met five times in regular session and has overall responsibility for overseeing MBIA’s compensation programs, providing input and recommendations to the Board regarding our NEOs’ compensation.

The Compensation and Governance Committee receives information and support from management, and expert guidance from an independent committee advisor, both of which impact the ultimate recommendations the Committee makes to the Board.

Additional information on the Committee can be found on page 3 in the Board of Directors – corporate governance section.

Use of an Independent Advisor

Since 2009, the Committee has retained Willis Towers Watson as an advisor to provide independent advice on a range of compensation issues. This primarily involves assisting in analyzing the competitiveness of NEO and non-employee director compensation, reviewing incentive design, periodically assisting in reviewing competitive peer group and other activities as directed by the Committee. The Committee uses Willis Towers Watson’s advice and insight to inform the eventual decision making process.

In assessing Willis Towers Watson’s independence, the Committee considered the six independence factors for compensation consultants listed in the NYSE listing requirements and determined that Willis Towers Watson did not have a conflict of interest.

Shareholder Engagement

MBIA takes shareholder outreach and feedback seriously, and senior management interacts regularly with our shareholders from year to year. Additionally, in recent years the Committee has promoted and, on occasion, participated directly in an extensive shareholder engagement program to ensure we are able to receive direct and constructive feedback to inform our thinking on NEO compensation. This feedback has had a meaningful impact on both our compensation philosophy and program design.

As part of our continuing effort to better understand the expectations of our shareholders, and to be responsive to their questions, comments and feedback, in 2017 and early 2018, senior management and the Committee undertook extensive shareholder outreach, in particular following the issuance of the 2017 Proxy.

Led by our former CEO, Jay Brown, current CEO Bill Fallon, and Head of Investor Relations Greg Diamond, we engaged with shareholders representing in excess of 52% of our outstanding shares at March 31, 2017, either in person or by phone.

2017/18 Shareholder Engagement

•  Engaged with shareholders accounting for 52% of outstanding shares

•  Reviewed Glass Lewis and ISS reports

•  Feedback resulted in changes to three areas of our compensation program, building on other changes made in 2016

The majority of meetings took place after the annual shareholder meeting in May of 2017, when we received the results of the say-on-pay vote. These calls and meetings provided an open forum to discuss those topics which were of most significance to our shareholders, which included but was not limited to executive compensation.

In addition, we offered the specific opportunity to discuss our compensation program, through a meeting with the Chairman of our Compensation and Governance Committee, Steve Gilbert, without management present, to shareholders representing approximately 46% of our outstanding shares at year-end 2016. Of those who engaged with us on that topic, the results substantially supported our program, including the changes we made in 2017 to the long-term incentive compensation of our NEOs. However, the proxy advisors, whose feedback was adopted by many of MBIA’s shareholders with whom we did not have the chance to speak, identified a number of areas that continued to cause concern, which the Committee documented as part of a detailed review.

As a result of this review, the following changes to our compensation program have been approved.

Area of Feedback	Concerns	MBIA Response

Changes as a result of 2017 engagement
Compensation peer group	• Use of out-sized peers

•  During 2017, the compensation peer group was updated to better align with shareholder expectations

•  This resulted in MBIA ranking in the third quartile in terms of market capitalization and the first quartile in terms of revenue

•  The largest peer company has reduced from $5,749m to $1,575m in terms of 2016 revenue

Compensation levels	• Market positioning of compensation against peer group • Absolute levels of compensation

•  As noted above, the compensation peer group has been reduced to better reflect MBIA’s size

•  Compensation has been realigned and will be set with reference to the 50th percentile of the revised (smaller) peer group

•  The new CEO and new NEOs have materially lower levels of target compensation than their predecessors (ranging from approximately 35% to 65% lower)

•  This builds on momentum from prior years which has seen material reductions in NEO incentive pay opportunities at target and maximum

Changes as a result of 2017 engagement
Annual Incentive Plan design	• Fully discretionary nature of the plan

•  For 2017, the Committee determined to use the results of the MBIA scorecard of strategic objectives in four core areas to evaluate and approve annual incentive awards for NEOs

•  This scorecard is the same as that used across the broader organization resulting in a ‘one-for-all’ approach

•  Following an assessment at the end of 2017, the Committee exercised no discretion to modify the scorecard results

•  For 2018, the Committee plans to continue using a scorecard approach, to allow for an objective and quantitative assessment of MBIA and individual performance

Changes as a result of 2016 shareholder engagement
Proportion of performance-based compensation	• Insufficient proportion of compensation based on MBIA performance

•  NEO long-term incentive compensation was restructured such that two-thirds of awards are now subject to performance conditions

•  For awards made in 2017 in respect of 2016, performance is being measured against three quantitative metrics from December 31, 2016 to December 31, 2019

•  For awards to be made in 2018, in respect of 2017, performance will be measured against a single quantitative metric based on either stock price or TSR performance from December 31, 2017 to December 31, 2020

•  Performance targets will be fully disclosed in the CD&A

•  The nature of any performance conditions that apply to future awards will be kept under review to ensure they continue to align with the long-term goals of MBIA, and based on our ability to set meaningful targets

•  It should be noted that for long-term incentive awards made in 2017, four of the present six NEOs did not receive performance-based share awards. This is because they were granted long-term incentive awards in February 2017 in the form of time-based restricted shares, prior to being appointed as NEOs in September 2017. From 2018 onwards, their long-term incentive awards feature the same ratio of performance-based to time-based shares as has been applied to other NEOs since March 2017.

•  The Committee also adopted a longer time horizon than typically observed in the market, with performance measured over three years and vesting, if any, phased over years 3-5

Looking to the future, MBIA is committed to maintaining ongoing dialogue with our major shareholders to ensure we remain fully aware of shareholder expectations and concerns.

The Annual Process

The Committee is responsible for reviewing the design, levels and outcomes under MBIA’s NEO compensation program, along with associated feedback from shareholders. It typically meets five times per year to execute upon the various procedural steps outlined below.

•  Review and assess prior year performance of CEO and leadership team

•  Recommend compensation to be paid to CEO and leadership team for the prior year

•  Review and approve CEO’s recommendations for aggregate level of compensation to be paid to all other employees for the prior year

•  Evaluate compensation policies and practices to determine whether either will create risks

•  Review and approve the overall compensation policy taking into consideration results of say-on-pay vote from prior year

•  Establish and recommend compensation to be paid to CEO and leadership team for current year

•  Review and approve CEO goals and objectives for current year

•  Review and approve compensation disclosures in Proxy and Form 10-K

• Recommend committee and chair assignments for Board members • Discuss investor outreach and status of shareholder votes • Discuss shareholder advisory reports	• Perform peer group review • Receive regulatory update • Review the results of the say on pay vote

•  Oversee annual evaluation of the Board and Board Committees, including the Committee structure

•  Review Director performance

•  Review and approve Committee Charter

•  Review NEO compensation relative to market

•  Review Director compensation relative to market

•  Preview drafts of Proxy tables

•  Assess external advisor independence

Managing Compensation-Related Risks

Risk is a central part of MBIA’s business, and appropriately managing that risk is critical to our success. Our approach to risk management is evident in the very core of our business. Our values embrace integrity, through our Standard of Conduct, and underscore our commitment to performance excellence.

The Committee’s role relative to risk mitigation is to design and review our compensation programs to ensure that they do not encourage unnecessary, inappropriate or excessive risk-taking. The Committee’s role spans the structure of the programs themselves, including the weighting of the relative components of compensation, along with the targets attached to variable compensation opportunities. Each year, the Committee assesses MBIA’s compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on MBIA.

In conducting this assessment the Committee considered a range of areas, including:

•	The performance measures, and their relative balance, used within our incentive plans;

•	the attributes of MBIA’s compensation practices, such as pay mix and the range of potential minimum to maximum payouts; and

•	the design of MBIA’s broader compensation policies.

Based on its 2017 assessment, the Committee concluded that the compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on MBIA, while providing adequate incentives to build sustainable long-term shareholder value.

There are a number of features of our executive compensation programs that demonstrate our strong commitment to appropriately mitigating compensation-related risk which are considered as part of this assessment, and we will look at each of these in turn.

Use of Discretion and Judgment. To discourage imprudent risk taking by our NEOs, when assessing outcomes under the annual incentive plan, the Committee takes account of performance against the established objectives, as well as a macro level view of performance and behaviors. This enables the Committee to assess not only MBIA’s accomplishments, but also how these accomplishments were achieved.

If needed, the Committee can use its discretion to adjust, up or down, annual incentive awards to take into account any unanticipated or extraordinary events, or broader performance that did not align with expectations or poor risk management.

Clawback. In February 2013, MBIA adopted a Clawback Policy which covers all compensation paid or awarded after January 1, 2010. The policy is intended to promote ethical behavior and accountability with respect to the accuracy of financial reporting. The following table summarizes the key features of the policy:

Aspect	Features
Covered executives	• Any Named Executive Officer • All executives with the title ‘Managing Director’ or above, at the time of a restatement or any time during the three-year period preceding the restatement
Triggering event	• A material restatement of our GAAP financial statements which means that any compensation paid to a Covered Executive would have been lower
Compensation	• Any annual or long-term incentive, whether it is paid in cash or equity
Determining the value of a clawback

•  Amount determined at the Committee’s discretion

•  Takes into account the difference between the amount that was paid or granted and the amount that would have been paid or granted under the restated financial statements

Application	• At the Committee’s discretion • Incentive compensation must either be repaid or forfeited

This policy will be reviewed from time to time, to consider potential changes that may reflect evolving best practices, regulation, MBIA’s circumstances, or other relevant factors.

Stock Ownership Guidelines. MBIA has implemented stock ownership guidelines which were adopted to align senior management’s interests with those of our shareholders. Under these guidelines, certain senior employees are expected to own MBIA stock worth a value equal to a multiple of their base salary.

Role	Ownership Guideline (Multiple of Base Salary)
Chief Executive Officer	7x
Chief Financial Officer and other NEOs	3x

As of December 31, 2017, the Chief Financial Officer has already exceeded his ownership guidelines, with other NEOs making progress toward their guidelines in light of their respective appointment dates. In assessing achievement, stock owned directly and any stock held in retirement plans will be counted. Interests such as the value of unvested restricted stock or unvested stock options are not counted.

Stock Holding Periods. Once an NEO has achieved his or her ownership guideline, they are permitted to divest 25% of any excess above the guidelines during any 12-month period while the individual is still employed. Individuals are also permitted to sell stock for the purpose of settling taxes on long-term incentive awards. Notably, no current NEO has ever sold any MBIA stock other than as an offset to the taxes incurred when shares vested.

Upon retirement, individuals are permitted to sell one-third of his or her holdings immediately, one-third a year after termination and the final third two years after termination. This does not preclude any individual electing to maintain his or her holdings for a longer period of time.

Anti-Hedging Policy. MBIA’s Insider Trading Policy prohibits Directors, officers and employees from engaging in short sales or transactions involving puts, calls and other types of options in MBIA’s securities, including equity swaps and similar derivative transactions. The Insider Trading Policy also prohibits Directors, officers and employees from (i) engaging in hedging transactions, (ii) pledging MBIA securities as a collateral, or (iii) holding MBIA securities in a margin account , without the prior approval of such transactions by the MBIA Legal Department.

Compensation Peer Group

Another integral part of our compensation governance is the review of where MBIA’s compensation programs fall relative to what others are doing in the market. When reviewing our compensation programs, while keeping a keen focus on what is in MBIA’s and shareholders’ best interests, the Committee’s understanding of market practices to assess the competitiveness and appropriateness of compensation is an important consideration as well.

As noted earlier in the report, we have received feedback expressing concerns on the composition of our compensation peer group. In response to these concerns, the Committee undertook a review of the peer group during 2017, the results of which have been adopted with immediate effect.

Principles for identifying compensation peers

•  Operate in similar or comparable industry segments: Property and Casualty Insurance, Reinsurance

•  Subject to similar legal or regulatory environments

•  Comparable in size and scope

•  Competitor for talent

One of the challenges for MBIA when establishing a peer group is the limited number of directly comparable organizations that still exist. As part of the review, the Committee discussed the underlying principles for identifying peers (at left), which it determined remain appropriate. However, some of the parameters (primarily size-related) were updated with 12 companies being removed from the peer group and 15 companies being added, resulting in a total compensation peer group of 20 companies. It is not necessarily the case that all the factors apply to every peer company. Ultimately, the Committee applied judgement in arriving at the composition of the final group.

2017 Compensation Peer Group

•  Ambac Financial

•  Argo Group International

•  Assured Guaranty

•  Baldwin & Lyons*

•  EMC Insurance Group*

•  Employers Holdings*

•  Federated National Holding Company*

•  Global Indemnity Limited*

•  Greenlight Capital Re*

•  HCI Group*

•  James River Group Holdings*

•  Kinsale Capital Group*

•  MGIC Investment

•  ProAssurance Corp.*

•  RLI Corp.*

•  State National Companies*

•  Third Point Reinsurance*

•  United Insurance Holdings*

•  Universal Insurance Holdings*

•  White Mountains Insurance

Following the review, these companies have been removed from the Compensation Peer Group:

Allied World Assurance, AmTrust Financial Services, Arch Capital Group, Aspen Insurance, AXIS Capital, Cincinnati Financial, Everest Re Group, Old Republic International, PartnerRe, Radian, Selective Insurance Group and Hanover Insurance Group.

* New for 2017

In reviewing potential companies to add to or remove from the peer group, MBIA, with the help of Willis Towers Watson, considered the key principles outlined above. Specifically, there was a focus on companies that operate in the Property and Casualty Insurance and Reinsurance industries and that were roughly similar in size and scope to MBIA. Companies with revenues and market capitalization that were between 0.3x to 3x MBIA were also considered.

We consider it important to establish a robust peer group that is large enough to withstand potential changes to the composite companies. This process, along with the Committee’s review and judgment, resulted in the above 20-company peer group. At the time of the analysis, MBIA was ranked in the first quartile of the peer group from a revenue perspective and in the third quartile from a market capitalization perspective.

Further, the change in the peer group in favor of companies with the above size criteria naturally resulted in the reduction of median target compensation levels. For example, as of the time of the analysis, the reduction in peer group median target CEO compensation was approximately 50%.

2017 Compensation Decisions and Outcomes

An Overview of Performance in 2017

While 2017 was a challenging year for MBIA, the Committee believes that the efforts of our senior team and broader employee base position MBIA to deliver long-term value for its shareholders in the future.

The year began with the promise, however challenging, of National meaningfully re-entering the market as a leading provider of municipal guaranty insurance. While National was making strides towards meeting or exceeding its internal new business targets, its downgrade by S&P in June resulted in our assessment that we could no longer compete with other providers of municipal guaranty insurance, and our decision to shut down National’s new business efforts. While disappointing, the cessation of new business did not have a material impact on our financial results, and the quick response to adapt to new business realities positioned us to right-size the organization and reduce the annual operating expense run rate by over $25 million to less than $75 million.

Circumstances in Puerto Rico, including the landfall of Hurricane Maria in September and its aftermath, also proved to be a significant hurdle. We significantly increased our loss and loss adjustment expenses to reflect these developments, which contributed to our inability to meet certain performance objectives. However, the efforts to remediate and manage our Puerto Rico exposures maximize our prospects for recovering the claims already paid by National and avoid it incurring additional future losses.

Given these challenging conditions, performance for the period ended December 31, 2017 resulted in

•	annual incentive awards worth 78% of target; and

•	the full lapsing without value of NEOs’ performance-based share awards that were due to vest in December 2017 and early 2018.

Our Named Executive Officers in 2017
Due to a number of changes in the senior leadership at MBIA in 2017, this CD&A will cover eight NEOs.

Named Executive Officer	Changes to Role During 2017
William C. Fallon Chief Executive Officer	Appointed to the Board in May 2017 and CEO in September 2017
Anthony McKiernan EVP and Chief Financial Officer	Appointed CFO in March 2016
Jonathan C. Harris General Counsel and Secretary	Appointed General Counsel and Secretary in March 2017 and Executive Officer in September 2017
Adam T. Bergonzi AVP and National’s Chief Risk Officer	Appointed Executive Officer in September 2017
Daniel M. Avitabile AVP and MBIA Insurance’s President and Chief Risk Officer	Appointed Executive Officer in September 2017
Christopher H. Young AVP and National’s Chief Financial Officer	Appointed Executive Officer in September 2017
Joseph W. Brown Former Chief Executive Officer	Resigned as CEO effective September 2017 and from the Board effective December 2017
Ram D. Wertheim Former EVP and Chief Legal Officer and Secretary	Mutually agreed departure from his role as Chief Legal Officer and Secretary in March 2017 and separated from MBIA as of year-end 2017

The compensation of these NEOs in 2017 is explained in the following sections and in the Summary Compensation Table that follows.

Base Salary

Base salaries are generally set based on the job content of each position, informed by salary data for comparable positions within our compensation peer group. From time to time, adjustments are also made based on the executive’s experience, performance and potential. The Committee generally targets base salaries for the NEOs around the market median for executives in similar positions within the compensation peer group.

Named Executive Officer	2017 Base Salary	Increase on 2016	Effective Date
William C. Fallon	$900,000	9%	September 2017, on promotion to CEO
Anthony McKiernan	$500,000	0%	No change since 2011
Joseph W. Brown	$1,000,000	0%	No change since 2013
Ram D. Wertheim	$500,000	0%	No change since 2009

On his appointment as Chief Executive Officer in September 2017, Mr. Fallon’s base salary was increased from $825,000 to $900,000, in recognition of the expanded scope of responsibilities in his role. This increase also took account of salary levels for comparable positions within our revised compensation peer group and was 10% lower than the former Chief Executive’s base salary.

The base salaries for Messrs. Harris, Bergonzi, Avitabile and Young on appointment as NEOs were as follows:

Named Executive Officer	Base Salary
Jonathan C. Harris	$325,000
Adam T. Bergonzi	$400,000
Daniel M. Avitabile	$325,000
Christopher H. Young	$325,000

In February 2018 the Committee approved the following base salaries for NEOs, effective March 1, 2018:

Named Executive Officer	2018 Base Salary	Increase on 2017
William C. Fallon	$900,000	0%
Anthony McKiernan	$500,000	0%
Jonathan C. Harris	$350,000	8%
Adam T. Bergonzi	$450,000	13%
Daniel M. Avitabile	$325,000	0%
Christopher H. Young	$325,000	0%

2017 Annual Incentive

The annual incentive is a performance bonus, paid in cash, which is designed to compensate NEOs for progress against MBIA’s three-year tactical and strategic objectives.

In 2017, target bonus opportunities for the NEOs were as follows. The maximum bonus opportunity is capped at two-times the target opportunity.

Named Executive Officer	Target Bonus (% of Base Salary)
William C. Fallon	117%
Anthony McKiernan	120%
Jonathan C. Harris	108%
Adam T. Bergonzi	100%
Daniel M. Avitabile	108%
Christopher H. Young	108%
Joseph W. Brown	150%
Ram D. Wertheim	120%

As noted, the Committee has taken steps to reduce annual incentive opportunities. For individuals appointed as Executive Officers during the year, target opportunities were lower than previous NEOs. This is also the case for the CEO.

Changes for 2017. In response to feedback, the Committee has taken steps to revert to a more formulaic annual incentive plan, from the discretionary approach taken in respect of 2016 performance.

The original change to a more discretionary approach reflected the continuing challenges associated with setting informed and realistic targets that rewarded appropriate risk-taking without unintended consequences, given the business environment in which MBIA operates.

The 2017 annual incentive for NEOs, as well as other associates at MBIA more broadly, is based on a scorecard of performance in four key areas: performance in our two operating subsidiaries, National and MBIA Insurance; performance within the corporate holding company level; and enterprise-wide performance. The objectives in each of these areas, along with the underlying performance targets, align to MBIA’s three-year tactical and strategic plan, providing direct alignment to our business strategy.

Annual Incentive Awards for 2017 Performance. The table below details highlights of the bonus scorecard for 2017, including the four areas and underlying performance objectives. Each area and goal had an associated weighting which was used to determine the overall score under the plan, and the chart below reflects the performance level assigned to each goal. The goals have been identified as strategic priorities, and are appropriate for inclusion in the annual incentive plan as they focus on areas that are of critical importance to the value proposition of shareholders, and on which senior leaders can take action today.

2017 Annual Incentive Scorecard

	No Credit	Below Target	Target	Above Target	Overall % of Target
National					41%
Insured Portfolio Management		•
Market Re-entry	•
Expense Management				•
MBIA Insurance Corporation					94%
Financial: Statutory Capital and Liquidity		•
Insured Portfolio Management		•
Expense Management				•
Corporate Segment					125%
MBIA Liquidity and Leverage				•
Expense Management				•
Enterprise Objectives					75%
Combined Operating Income		•
ABV		•
Expense Management: Consolidated Operating Expenses				•
People Management				•
Overall Formulaic Outcome					78%

Excluding Expense Management, which was achieved above expectations across the Company, performance highlights in each of the four areas were as follows:

National	MBIA Insurance Corporation

•  No credits moved to caution-high/classified list without having been reviewed in prior six months

•  Significant remediation efforts on Puerto Rico credits, including advocacy in federal courts, in the wake of challenges presented by Hurricane Maria, Title III filings, and fiscal stress

•  Downgrade by S&P resulted in a zero score for market re-entry

•  Cessation of new business efforts led to removal of new business objectives from scorecard in June 2017

•  Significant liquidity initiatives executed during year

•  Success in litigation efforts aimed at enhancing recovery of Zohar payments

•  Implemented remediation strategies which helped avoid additional multi-million dollar losses on RMBS

Corporate Segment	Enterprise Objectives
• Liquidity initiatives led to a position of significant excess to target, enhancing Company ability to satisfy obligations during strategic plan period	• Operating Income and ABV generated a score below target in a challenging year

This performance resulted in a final annual incentive outcome of 78% of target, which equated to the following annual incentive awards in respect of 2017 performance for our NEOs:

Named Executive Officer	Target Bonus Opportunity	Actual Bonus
William C. Fallon	$987,500	$770,250
Anthony McKiernan	$600,000	$468,000
Jonathan C. Harris	$350,000	$273,000
Adam T. Bergonzi	$400,000	$312,000
Daniel M. Avitabile	$350,000	$273,000
Christopher H. Young	$350,000	$273,000
Joseph W. Brown	$1,500,000	$1,170,000
Ram D. Wertheim	$600,000	$468,000

In February 2018 the Committee approved the following target bonus values for the NEOs in respect of 2018:

Named Executive Officer	Target Bonus (% of Base Salary)
William C. Fallon	133%
Anthony McKiernan	120%
Jonathan C. Harris	109%
Adam T. Bergonzi	120%
Daniel M. Avitabile	108%
Christopher H. Young	108%

2017 Long-Term Incentive Awards

In response to feedback from our shareholders, since March 2017 long-term incentive awards to NEOs are made in the form of a combination of performance-based and time-based share awards. This combination provides immediate alignment to shareholder value creation and long-term shareholder interests, as well as a focus on the strategic drivers of MBIA’s long-term performance.

MBIA’s approach to long-term incentive awards is such that a target award is established for the financial year, and contingent on sufficient performance in the year, the awards are granted shortly after the conclusion of the financial year. Accordingly, due to long-term incentive awards being made prior to four of our six NEOs being appointed as Executive Officers in September 2017, they did not receive a performance-based share award in 2017. This is because they had already received long-term incentive awards in March 2017 in the form of restricted shares following the conclusion of the 2016 financial year. Moving forward, their long-term incentive awards will feature the same ratio of performance-based to time-based shares as has been applied to other NEOs since March 2017.

Named Executive Officer	March 2017 LTI Mix		March 2018 LTI Mix
	Performance- Based Shares	Time-Based Shares	Performance- Based Shares	Time-Based Shares
William C. Fallon	67%	33%	67%	33%
Anthony McKiernan	67%	33%	67%	33%
Other NEOs (appointed September 2017)	0%	100%	67%	33%
Joseph W. Brown	-	-	-	-
Ram D. Wertheim	67%	33%	-	-

Mr. Brown was not eligible for any long-term incentive awards in 2017 in light of the special award he received in March 2014. Any shares that are earned will vest in equal installments on the third, fourth, and fifth anniversary of the grant date:

Performance-Based Award	Time-Based Award
Grant made March 2017	Grant made March 2017

Performance assessed at December 31, 2019
1/3rd earned shares vest March 2020	1/3rd vests March 2020
1/3rd earned shares vest March 2021	1/3rd vests March 2021
1/3rd earned shares vest March 2022	1/3rd vests March 2022

The same vesting schedule will apply to awards made in March 2018.

2017 Performance-Based Share Awards. Performance-based share awards are made in the form of MBIA equity and are subject to three equally-weighted performance measures which form part of our strategic priorities. For awards made in 2017, the level of vesting, if any, will be based on performance over the three financial years ending on December 31, 2019.

As with the annual incentive awards, the measures used to assess the level of vesting for our performance-based share awards are closely tied to our overarching strategy. An additional consideration when it comes to our performance-based share awards is the ability to set appropriate three-year performance targets. For awards made in March 2017, vesting is based on performance against three distinct and equally weighted performance measures.

Performance Measure	Why it Matters and How it is Defined
Adjusted Book Value (ABV)	Provides a focus on the long-term growth in the value of the company, which is needed to support MBIA’s future growth

ABV will be determined consistent with the 10-K definition for the year ended December 31, 2016, which is a non-GAAP measure. This is generally defined as GAAP book value minus the legal entity book value of MBIA Insurance Corporation (but including all deferred taxes available to the Company) and includes other adjustments for certain items that the Company believes will reverse from GAAP book value through GAAP earnings and other comprehensive income, and adds in the impact of certain items which the Company believes will be realized in GAAP book value in future periods.

Leverage	Targets obtaining financial leverage consistent with ratings-agency models for an investment grade rating

Leverage will be equal to the sum of any outstanding debt issued by MBIA Inc. and its subsidiary Global Funding Corporation as of December 31, 2019 (“Debt”), divided by the total shareholders’ equity of the Company, adjusted to remove the legal entity book value of MBIA Insurance but including all deferred taxes available to the Company plus the sum of any Debt.

Company Value	Provides direct alignment with the shareholder experience of value creation, assessed via either absolute stock price performance or, if a dividend is paid, absolute total shareholder return (TSR) performance

	•	Stock Price will be the average closing price of MBIA’s stock for the preceding 60 trading days ending on and including December 31, 2019

	•	TSR will be the compound annual return to shareholders as of December 31, 2019 using the stock price in effect on such date plus any dividends paid during the performance period

The table below sets out the associated performance requirements for ABV, leverage, stock price and TSR for awards made in 2017, along with the corresponding percentage of shares that can be earned, ranging from 0% to 200% of the target award.

		Percentage of shares earned at the end of the three-year performance period (December 31, 2019)
	12/30/2016	0%	25%	50%	75%	100%	125%	150%	175%	200%
ABV	$31.88	$29.88	$30.38	$30.88	$31.38	$31.88	$33.00	$34.11	$35.22	$36.34
Leverage	27.00%	25.00%	24.25%	23.50%	22.75%	22.00%	21.50%	21.00%	20.50%	20.00%
Stock Price	$10.70	$10.70	$11.35	$12.00	$12.75	$13.50	$14.25	$15.00	$15.85	$16.70
TSR	0.0%	0.0%	2.0%	4.0%	6.0%	8.0%	10.0%	12.0%	14.0%	16.0%

The following performance-based share awards were made with these conditions to NEOs in March 2017:

Named Executive Officer	Target Award Value ($)	Target Award Value (% of 2016 Base Salary)	Number of Shares Awarded
William C. Fallon	$825,000	100%	86,926
Anthony McKiernan	$500,000	100%	52,681
Joseph W. Brown	Not Eligible	-	-
Ram D. Wertheim	$500,000	100%	52,681

The performance period for these awards will conclude on December 31, 2019, with the vesting of any shares that have been earned taking place equally on the third, fourth and fifth anniversary of the date of grant.

2017 Time-Based Share Awards. Time-based share awards are made in the form of MBIA equity and will vest in equal installments on the third, fourth and fifth anniversaries of the date of grant. The following time-based share awards were made to NEOs during 2017:

Named Executive Officer	Award Value ($)	Award Value (% of 2016 Base Salary)	Number of Shares Awarded
William C. Fallon	$412,500	50%	43,058
Anthony McKiernan	$250,000	50%	26,096
Jonathan C. Harris	$400,000	133%	41,754
Adam T. Bergonzi	$122,400	36%	12,777
Daniel M. Avitabile	$125,000	45%	13,048
Christopher H. Young	$97,920	34%	10,221
Joseph W. Brown	Not Eligible	-	-
Ram D. Wertheim	$250,000	50%	26,096

As with the performance-based share award, no time-based share award was made to Mr.Brown given that he was not eligible for any long-term incentive in 2017 in light of the special award he received in March 2014.

Vesting of Performance-Based Share Awards. Prior to 2016, share awards were made on an ad-hoc basis, either to address presenting business needs or in lieu of annual cash compensation. Such awards were made in 2012 and 2014 to members of the senior leadership team, half of which were subject to performance assessment as of December 31, 2016, and December 31, 2017. The remaining half were time-vested.

For the period ended December 31, 2016, the conditions attached to the performance-based awards, which required MBIA’s average closing share price to be at least $10.00 for a period of 60 trading days prior to the end of the performance period, were not met. The balance was subject to a performance assessment as of December 31, 2017. The conditions attached to these awards, which required MBIA’s average closing share price to be at least $10.00 for a period of 60 trading days prior to the end of the performance period, were also not met. This resulted in the following portions of the awards lapsing:

Named Executive Officer	Granted (# of shares)	Granted ($000)	Vested (# of shares)	Lapsed December 31, 2016 (# of shares)	Lapsed December 31, 2017 (# of shares)
William C. Fallon	300,000	$1,912,006	0	150,000	150,000
Anthony McKiernan	200,000	$1,274,670	0	100,000	100,000
Joseph W. Brown[1]	1,500,000	$14,314,500	0	750,000	750,000
Ram D. Wertheim[2]	200,000	$1,274,670	0	100,000	N.A.

1.	The vesting dates for Mr. Brown’s two tranches of performance-based shares were January 2, 2017 and January 2, 2018.

2.	In connection with his severance arrangement Mr. Wertheim received a payment in exchange for his agreement to forfeit 100,000 performance-based shares due to vest in December 2017, which would have lapsed.

The next performance-based share awards that will be considered for vesting were made in March 2017 and are subject to performance assessment over a three-year period ending December 31, 2019.

2018 Long-Term Incentive Awards

Long-term incentive awards made in 2018 (for the 2017 performance year) to each of the NEOs, other than Messrs. Brown and Wertheim, comprised a combination of performance-based shares and time-based shares. The aggregate annual target value of the long-term incentive awards for each NEO is 150% of base salary, with two-thirds of the award (100% of base salary) being in the form of performance-based shares and one-third (50% of base salary) in the form of time-based shares. This mix continues to align NEOs with delivering sustainable shareholder value creation, while linking pay to MBIA performance.

The vesting of 2018 performance-based share awards will be contingent on TSR or stock price over the three years ending on December 31, 2020. The performance condition will be TSR, unless MBIA does not pay a dividend during the performance period, in which case the performance condition will be the average closing price of MBIA’s stock over the 60 trading days preceding and including December 31, 2020.

The table below sets out the associated performance requirements for stock price and TSR for awards made in 2018, along with the corresponding percentage of shares that can be earned, ranging from 0% to 200% of the target award.

		Percentage of shares earned at the end of the three-year performance period (December 31, 2020)
	12/31/2017	0%	25%	50%	75%	100%	125%	150%	175%	200%
Stock Price	$7.32	$7.32	$7.78	$8.23	$8.72	$9.22	$9.74	$10.28	$10.84	$11.43
TSR	0.0%	0.0%	2.0%	4.0%	6.0%	8.0%	10.0%	12.0%	14.0%	16.0%

Consistent with the definitions used for the March 2017 awards, stock price performance would be assessed based on the average closing stock price of MBIA for the 60 trading days ending on and including December 31, 2020; and TSR performance would be assessed based on the compound annual return to shareholders as of December 31, 2020, using the stock price in effect as of that date plus any dividends paid during the prior three years.

There will be no changes to the vesting terms associated with the performance-based share awards.

Other Elements of Compensation

In addition to the four core elements of compensation (base salary, annual cash incentive and long-term incentives in the form of time- and performance-based restricted stock), MBIA also provides other forms of indirect compensation which are summarized below.

Perquisites. MBIA does not provide any perquisites to current NEOs or any perquisites in connection with any severance or retirement agreements.

For former CEO Joseph Brown, MBIA made payments relating to the annual premium on a $25 million life insurance policy. The policy was purchased, for the benefit of Mr. Brown’s family, in 2013 and in conjunction, Mr. Brown agreed to forego certain compensation under MBIA’s incentive programs.

Benefits. MBIA’s NEOs receive the same benefits as our general employee population. This includes participation in the healthcare benefits, where MBIA shares in the cost of employee health insurance coverage; supplemental disability insurance to bring the income replacement benefit to a level equivalent to 70% of base salary; and contributions to defined contribution retirement programs based on a stated percentage of the employee’s compensation.

Retirement Programs. As noted above, NEOs receive contributions to defined contribution retirement programs based on a stated percentage of their respective compensation amounts. Our retirement program includes two qualified defined contribution plans as well as a non-qualified retirement plan. We do not maintain any defined benefit retirement plans.

Under the qualified retirement plans, all employees, including executives, receive the same Company contribution percentages, which include (subject to IRS limitations):

a)	A money-purchase pension plan whereby the Company contributes each year an amount equal to 10% of earned salary and annual bonus and

b)	A 401(k) plan whereby plan participants can contribute up to 25% of earned salary and annual bonus on a pre-tax and/or Roth after-tax basis, with the Company matching participants’ contributions up to 5% of earned salary and annual bonus.

The Company’s non-qualified deferred compensation and excess benefit retirement plan provides participants with benefits that are in excess of those amounts that can be provided within the qualified plans or that otherwise do not meet IRS requirements. Participant contributions to this plan are tax deferred until the time of distribution. The Company gives executives the benefit of this non-qualified plan because we believe that all eligible employees should receive proportionate contributions to their pension and retirement plans.

For compensation awarded for the 2017 performance year, non-qualified plan participants are eligible to receive Company pension contributions based on aggregate salary and bonus compensation of up to $2.0 million. From 2009 to 2017, this limit was $1.5 million. The increase for the 2017 performance year reflected the Committee’s interest in better aligning the cap with current compensation levels of the senior management team which have evolved over the last eight years.

Change In Control, Termination and Retirement Arrangements. In 2006, the Committee adopted a Key Employee Employment Protection Plan (the “KEEP Plan”), the purpose of which is to assure the Company of the services of key executives during a change in ownership or control of the Company, and to provide these executives with financial assurances so they can focus on their responsibilities without distraction and can exercise their judgment without bias due to personal circumstances. Mr. Fallon is covered under the KEEP Plan. The Company does not intend to cover any other executives under the KEEP Plan in the future.

In addition to the KEEP Plan, the Company’s compensation and benefit plans provide certain compensation payments and benefits due to retirement and under various other termination events, which are described under “Executive compensation tables – Potential payments upon termination or change in control as of December 31, 2017.”

Severance Arrangements for Mr. Wertheim. As described in the Form 10-K filed by MBIA on March 1, 2017 and in the notes associated with the terminations tables on page 46, MBIA entered into a Separation Agreement with Mr. Wertheim. The material terms of the agreement were as follows:

•	A one-time payment of $750,000, subject to the execution of an acceptable general release;

•	A payment of $250,000 in exchange for his agreement to forfeit the outstanding performance-based restricted stock awarded to him in December 2012;

•	A payment of $750,000 attributable to the long-term incentive award with respect to the 2017 performance year;

•	A payment of $60,000 in lieu of a contribution that would have been made to his non-qualified retirement account with respect to his 2017 bonus; and

•	A payment of $10,000 to cover the cost of financial planning and/or outplacement services.

In addition, the Separation Agreement contains covenants regarding non-competition, non-solicitation and non-disparagement covenants.

Additional Information

Tax and Accounting Considerations

Our plans have generally been designed so that amounts paid under the plans are deductible for Federal income tax purposes, despite the limits imposed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), including by qualifying the compensation payable under such plans as “performance-based compensation” within the meaning of Section 162(m) of the Code or by paying compensation that does not materially exceed the $1 million annual cap imposed by Section 162(m) of the Code. Although we believe that tax deductibility is an important factor in making compensation decisions, we reserve the right to pay amounts that are not deductible in specific circumstances. Where relevant, we have also designed our plans and programs to comply with, or to be exempt from the application of, Section 409A of the Code.

The Committee has considered the impact of the tax reform changes on our compensation programs, and will continue to do so during the course of 2018, as part of its annual review of compensation effectiveness.

CEO Pay Ratio

As is permitted under the SEC rules, to determine our median employee we used 2017 total cash compensation as our consistently applied compensation measure, which we calculated as the sum of salary paid in 2017 and cash incentive bonus paid for 2017 performance. Excluding our CEO, we examined a total of 102 employees as of the determination date of December 31, 2017 whether employed on a full-time or part-time basis.

We believe the use of total cash compensation for all employees is a consistently applied compensation measure. After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2017 Summary Compensation Table in this proxy statement.

The annual total compensation for our CEO in 2017 was $3,092,146 and the annual total compensation for our median employee in 2017 was $222,050. Our CEO to median employee pay ratio is 14:1.

Compensation and Governance Committee report

The Compensation and Governance Committee has reviewed the Compensation discussion and analysis (“CD&A”) set forth above and has discussed the disclosures contained therein with key members of the Company’s management team including the Chief Executive Officer. Based on our knowledge of the Company’s compensation program, we believe that the CD&A fairly and accurately discloses the practices, policies and objectives of the Company with respect to executive compensation for the year 2017. Based upon this review and discussion, we have recommended to the Company’s Board of Directors that the CD&A as presented to us be included in this proxy statement and in the Company’s Form 10-K filing with the Securities and Exchange Commission.

Date: February 23, 2018

The Compensation and Governance Committee

Mr. Steven J. Gilbert, Chair

Mr. Francis Y. Chin

Mr. Steven J. Gilbert

Mr. Theodore Shasta

Mr. Charles R. Rinehart

Executive compensation tables

MBIA Inc.

Summary compensation table for 2017

Name & principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock awards ($) (e) (4)	Option awards ($) (f)	Non equity incentive plan compen- sation ($) (g) (5)	Change in pension value and non-qualified deferred compen- sation earnings ($) (h) (6)	All other compen- sation ($) (i) (7)	Total compen- sation ($) (j)
Joseph W. Brown (1)	2017	1,000,000	-	-	-	1,170,000	-	527,828	2,697,828
Former Chief Executive Officer	2016	1,000,000	-	-	-	2,100,000	-	482,828	3,582,828
	2015	1,000,000	-	-	-	1,200,000	-	492,578	2,692,578

William C. Fallon (1)	2017	847,163	-	1,237,500	-	770,250	-	237,233	3,092,146
Chief Executive Officer	2016	812,500	-	750,000	-	1,072,500	-	216,875	2,851,875
	2015	750,000	-	-	-	600,000	-	223,125	1,573,125

Anthony McKiernan	2017	500,000	-	750,000	-	468,000	-	147,500	1,865,500
Chief Financial Officer	2016	500,000	-	600,000	-	650,000	-	142,500	1,892,500
	2015	500,000	-	-	-	400,000	-	198,750	1,098,750

Jonathan C. Harris (2)	2017	320,833	-	400,000	-	273,000	-	75,737	1,069,570
General Counsel and Secretary

Adam T. Bergonzi (3)	2017	390,000	-	122,400	-	312,000	-	122,800	947,200
AVP and National’s Chief Risk Officer

Daniel M. Avitabile (3)	2017	317,500	-	125,000	-	273,000	-	89,242	804,742
AVP and MBIA Insurance’s President and Chief Risk Officer

Christopher H. Young (3)	2017	318,833	-	97,920	-	273,000	-	100,017	789,770
AVP and National’s Chief Financial Officer

Ram D. Wertheim (2)	2017	500,000	-	750,000	-	468,000	-	1,967,500	3,685,500
Former Chief Legal Officer	2016	500,000	-	500,000	-	650,000	-	142,500	1,792,500
and Secretary	2015	500,000	-	-	-	400,000	-	198,750	1,098,750

1	The Company’s previous CEO, Mr. Brown, stepped down as CEO effective September 15, 2017. The Company’s Board of Directors elected Mr. Fallon to the position of CEO of MBIA Inc., effective September 15, 2017.

2	Mr. Harris was appointed the Company’s General Counsel and Secretary effective March 2, 2017 and appointed executive officer of the Company effective September 15, 2017. Mr. Wertheim stepped down as Chief Legal Officer and Secretary on March 2, 2017 and separated from the Company on January 1, 2018.

3	Messrs. Bergonzi, Avitabile and Young were appointed executive officers of the Company effective September 15, 2017.

4	The amounts shown represent the grant date value of restricted shares granted on March 6, 2017. The values shown are in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718. For a description of the stock valuation, see Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. See the CD&A and the “Grants of plan-based awards in 2017” table for award details.

5	The amounts shown represent cash performance bonuses paid for the 2017 performance year. See the CD&A for an explanation of the 2017 bonus awards.

6	MBIA does not maintain a qualified or non-qualified defined benefit retirement plan. The Company does maintain a non-qualified defined contribution retirement plan. MBIA contributes amounts to this plan that it is precluded from contributing to the money-purchase pension and 401(k) plans because of Internal Revenue Code limitations. Assets under this plan are participant-directed and employee account balances and contributions are subject to market-based returns.

7	All other compensation for each NEO includes the following (see table below). Except for the life insurance premium paid for Mr. Brown, there were no other perquisites paid on behalf of the NEOs in 2017. Mr. Wertheim’s severance payments are described in the CD&A.

Name	Company contributions made to the pension and 401k retirement plans in 2017 ($)	Company contributions made to the non-qualified retirement plan in 2017 ($)	CEO term life insurance premium paid in 2017 ($)	Severance payments earned in 2017 and paid in 2018 ($)	All other compensation ($)
Joseph W. Brown	35,250	269,750	222,828	-	527,828
William C. Fallon	37,625	199,608	-	-	237,233
Anthony McKiernan	32,000	115,500	-	-	147,500
Jonathan C. Harris	34,912	40,825	-	-	75,737
Adam T. Bergonzi	40,000	82,800	-	-	122,800
Dan M. Avitabile	35,250	53,992	-	-	89,242
Christopher H. Young	35,250	64,767	-	-	100,017
Ram D. Wertheim	35,250	112,250	-	1,820,000	1,967,500

MBIA Inc.

Grants of plan-based awards in 2017

Name (a)	Grant date (b)	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares/ units (#) (i) (4)	All other option awards: number of securities underlying options (#) (j)	Exercise or base price of option awards ($/ share) (k)	Grant date fair value of stock and option awards ($) (l) (5)
		Thresh- old ($) (c)	Target ($) (d) (1)	Maximum ($) (e) (2)	Thresh- old (#) (f) (3)	Target (#) (g) (3)	Maximum (#) (h) (3)
Joseph W. Brown	-	0	1,500,000	3,000,000	-	-	-	-	-	-	-
William C. Fallon	-	0	987,500	1,975,000	-	-	-	-	-	-	-
	Mar 6, 2017	-	-	-	-	86,926	173,852	-	-	-	825,000
	Mar 6, 2017	-	-	-	-	-	-	43,058	-	-	412,500
Anthony McKiernan	-	0	600,000	1,200,000	-	-	-	-	-	-	-
	Mar 6, 2017	-	-	-	-	52,681	105,362	-	-	-	500,000
	Mar 6, 2017	-	-	-	-	-	-	26,096	-	-	250,000
Jonathan C. Harris	-	0	350,000	700,000	-	-	-	-	-	-	-
	Mar 6, 2017	-	-	-	-	-	-	41,754	-	-	400,000
Adam T. Bergonzi	-	0	400,000	800,000	-	-	-	-	-	-	-
	Mar 6, 2017	-	-	-	-	-	-	12,777	-	-	122,400
Daniel M. Avitabile	-	0	350,000	700,000	-	-	-	-	-	-	-
	Mar 6, 2017	-	-	-	-	-	-	13,048	-	-	125,000
Christopher H. Young	-	0	350,000	700,000	-	-	-	-	-	-	-
	Mar 6, 2017	-	-	-	-	-	-	10,221	-	-	97,920
Ram D. Wertheim	-	0	600,000	1,200,000	-	-	-	-	-	-	-
	Mar 6, 2017	-	-	-	-	52,681	105,362	-	-	-	500,000
	Mar 6, 2017	-	-	-	-	-	-	26,096	-	-	250,000

1	The amounts shown represent the 2017 cash performance bonus target opportunity for each of the NEOs, and do not reflect the actual payment of any bonus to the NEOs for 2017. The actual bonuses paid for 2017 are reflected in the “Summary compensation table for 2017” under column (g).

2	The amounts shown represent 2017 cash performance bonus maximum opportunity for each of the NEOs as determined by the achievement of Company objectives set forth at the beginning of the year and individual performance. The maximum bonus opportunity represents 200% of target.

3	On March 6, 2017, the Board approved restricted stock awards under the MBIA Inc. 2005 Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares for Messrs. Fallon, McKiernan and Wertheim. The aggregate target value of the stock award was 150% of base salary in 2017, with one-third in the form of time-based restricted stock (described in footnote 4 below) and two-thirds of the award being in the form of performance-based restricted stock (described below).

The performance-based shares were granted with a grant date target value equal to 100% of the NEO’s respective base salary. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The overall performance score will be based on the achievement of the following three equally weighted performance measures over the three-year performance period starting on December 31, 2016 and ending on December 31, 2019: the Company’s: ABV, the Company’s Leverage and stock price if the Company pays no dividends during the performance period or TSR if dividends are paid during the performance period. Stock price will be measured as the average closing price of the Company’s stock for the preceding 60 trading days ending on December 31, 2019. The number of performance-based shares earned will be equal to the number of performance-based shares granted times the overall performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). Performance-based shares not earned will be forfeited. See the CD&A for a table showing for each of the performance measures values relative to percentage scores ranging from 0%-200% and a description of each measure.

4	On March 6, 2017, each of the NEOs received time-based shares that will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). The time-based shares awarded to Messrs. Fallon, McKiernan and Wertheim were part of the aggregate stock award described in footnote 3 above with a value as of the grant date equal to 50% of the NEOs respective base salary in 2017.

5	The amounts shown represent the grant date value of restricted shares granted on March 6, 2017. The values shown are in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718. For a description of the stock valuation, see Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

MBIA Inc.

Outstanding equity awards as of December 31, 2017

	Option awards					Stock awards
Name (a)	Number of securities underlying unexercised options exercisable (#) (b)	Number of securities underlying unexercised options unexercisable (#) (c)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#) (d)	Option exercise price ($) (e)	Option expiration date (f)	Number of shares or units of stock that have not vested (#) (g)	Market value of shares or units of stock that have not vested ($) (h) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (j)
Joseph W. Brown	-	-	-	-	-	-	-	750,000(2)	0
William C. Fallon	-	-	-	-	-	88,863(3)	650,477	-	-
	-	-	-	-	-	43,058(4)	315,185	-	-
	-	-	-	-	-	-	-	86,926(5)	0
Anthony McKiernan	-	-	-	-	-	71,091(3)	520,386	-	-
	-	-	-	-	-	26,096(4)	191,023	-	-
	-	-	-	-	-	-	-	52,681(5)	0
Jonathan C. Harris	-	-	-	-	-	2,263(6)	16,565	-	-
	-	-	-	-	-	4,355(7)	31,879	-	-
	-	-	-	-	-	10,451(8)	76,501	-	-
	-	-	-	-	-	14,811(3)	108,417	-	-
	-	-	-	-	-	41,754(9)	305,639	-	-
Adam T. Bergonzi	-	-	-	-	-	3,193(6)	23,373	-	-
	-	-	-	-	-	5,444(7)	39,850	-	-
	-	-	-	-	-	13,063(8)	95,621	-	-
	-	-	-	-	-	20,427(3)	149,526	-	-
	-	-	-	-	-	12,777(9)	93,528	-	-
Daniel M. Avitabile	-	-	-	-	-	1,969(6)	14,413	-	-
	-	-	-	-	-	3,860(7)	28,255	-	-
	-	-	-	-	-	9,263(8)	67,805	-	-
	-	-	-	-	-	14,811(3)	108,417	-	-
	-	-	-	-	-	13,048(9)	95,511	-	-
Christopher H. Young	-	-	-	-	-	2,263(6)	16,565	-	-
	-	-	-	-	-	4,355(7)	31,879	-	-
	-	-	-	-	-	10,451(8)	76,501	-	-
	-	-	-	-	-	11,602(3)	84,927	-	-
	-	-	-	-	-	10,221(9)	74,818	-	-
Ram D. Wertheim	-	-	-	-	-	59,242(3)	433,651	-	-
	-	-	-	-	-	26,096(4)	191,023	-	-
	-	-	-	-	-	-	-	52,681(5)	0

1	The amounts shown represent time-based restricted stock and are equal to the number of shares awarded multiplied by $7.32 per share, the closing market value of the shares on December 31, 2017.

2	The performance-based restricted stock shown represents the remaining 25% of the restricted stock awarded to Mr. Brown on March 17, 2014. While the table above reflects 750,000 shares outstanding as of December 31, 2017, Mr. Brown forfeited the full 750,000 performance-based shares on January 2, 2018. The grant provided for the forfeiture of such performance-based restricted stock if the Company’s average closing share price over 60 trading days prior to the January 2 vesting date did not exceed the performance threshold of $10.00. Since the average closing share price over such period was $7.74, the shares were forfeited.

3	The time-based restricted stock shown was granted on March 3, 2016 and will vest in equal installments on each of the third, fourth and fifth anniversary of the date of grant; and such shares are subject to continued employment (subject to certain exceptions).

4	On March 6, 2017, the Board approved restricted stock awards under the MBIA Inc. 2005 Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock (described below) and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 5 below). The time-based shares shown will vest in equal installments on each of the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

5

In connection with the March 6, 2017 restricted stock awards described above, the target performance-based restricted stock shown represents two-thirds of the aggregate award described in footnote 4 above. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The overall performance score will be based on the achievement of the following three equally weighted performance measures over the three-year performance period starting on December 31, 2016 and ending on December 31, 2019: the

Company’s ABV, the Company’s Leverage and stock price if the Company pays no dividends during the performance period or TSR if dividends are paid during the performance period. Stock price will be measured as the average closing price of the Company’s stock for the preceding 60 trading days ending on December 31, 2019. The number of performance-based shares earned will be equal to the number of performance-based shares granted times the overall performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). Performance-based shares not earned will be forfeited. See the CD&A for a table showing each of the performance measures’ values relative to percentage scores ranging from 0%-200% and a description of each measure.

The market value for these shares shown under column (j) reflects no value because threshold performance for each of the three measures was not achieved as of December 31, 2017.

6	The time-based restricted stock shown was granted on March 4, 2013 and will vest on the fifth anniversary of the date of grant; and such shares are subject to continued employment (subject to certain exceptions).

7	The time-based restricted stock shown was granted on March 6, 2014 and will vest in equal installments on the fourth and fifth anniversary of the date of grant; and such shares are subject to continued employment (subject to certain exceptions).

8	The time-based restricted stock shown was granted on March 5, 2015 and will vest in equal installments on the third, fourth and fifth anniversary of the date of grant; and such shares are subject to continued employment (subject to certain exceptions).

9	The time-based restricted stock shown was granted on March 6, 2017 and will vest in equal installments on the third, fourth and fifth anniversary of the date of grant; and such shares are subject to continued employment (subject to certain exceptions).

MBIA Inc.

Option exercises and stock vested in 2017

	Option awards		Stock awards
Name (a)	Number of shares acquired on exercise (#) (b)	Value realized on exercise ($) (c)	Number of shares acquired on vesting (#) (d)	Value realized on vesting ($) (e) (1)
Joseph W. Brown	-	-	-	-
William C. Fallon	-	-	-	-
Anthony McKiernan	-	-	97,752	973,610
Jonathan C. Harris	-	-	12,926	127,485
Adam T. Bergonzi	-	-	17,879	176,434
Daniel M. Avitabile	-	-	8,788	86,420
Christopher H. Young	-	-	12,926	127,485
Ram D. Wertheim	-	-	-	-

1	The value realized upon vesting is equal to the number of shares vested multiplied by the per share market closing price on the date of vesting. The values do not include the payment of taxes by the NEOs.

MBIA Inc.

Non-qualified deferred compensation in 2017

Name (a)	Executive contributions in 2017 ($) (b) (1)	Company contributions in 2017 ($) (c) (1)	Earnings (Losses) in 2017 ($) (d) (2)	Withdrawals/ distributions in 2017 ($) (e) (3)	Balance as of 12/31/17 ($) (f)
Joseph W. Brown	137,000	269,750	-846,218	488,265	2,756,937
William C. Fallon	173,966	199,608	-644,509	-	3,695,353
Anthony McKiernan	179,500	115,500	34,890	-	2,591,602
Jonathan C. Harris	0	40,825	18,959	-	268,396
Adam T. Bergonzi	33,120	82,800	120,086	-	791,932
Daniel M. Avitabile	13,825	53,992	2,338	-	370,899
Christopher H. Young	41,168	64,767	242,370	-	1,054,102
Ram D. Wertheim	39,500	112,250	58,084	-	1,509,360

1	MBIA maintains a non-qualified defined contribution retirement plan. Under this plan, MBIA contributes amounts that it is precluded from contributing to the money-purchase pension and 401(k) plans because of Internal Revenue Code limitations. The amounts contributed include both Company and NEO contributions. For compensation awarded for the 2017 performance year, non-qualified plan participants are eligible to receive Company pension contributions based on aggregate salary and bonus compensation of up to $2.0 million. For the 2016 performance year this limit was $1.5 million. The Company contributions shown in the table above include Company pension contributions made in 2017 for the 2016 performance year. NEOs become fully vested in Company contributions on the fifth year of participation in the plan. The NEO contribution amounts are included in the salary and performance bonus as reported in the “Summary compensation table for 2017” under columns (c) and (g) respectively. The Company contribution amounts are included in all other compensation as reported in the “Summary compensation table for 2017” under column (i).

2	Assets under this plan are participant-directed and employee account balances and contributions are subject to market-based returns. Plan participants may self-direct their investments among multiple investment options that generally mirror the 401(k) plan, including the MBIA Inc. Common Stock Fund. The earnings (losses) shown represent the change in market value in 2017, including any dividends and interest earned, which was reduced by any transaction fees incurred during the year.

3	Distributions may occur following termination of employment in accordance with the requirements of Section 409A of the Internal Revenue Code. Such distributions may be received as a lump sum payment or in annual installments up to 10 years. For Mr. Brown, in connection with his retirement in 2007, the amount shown represents the tenth and final installment distribution on amounts deferred prior to his retirement.

Potential payments upon termination or change in control as of December 31, 2017

The Company’s compensation and benefit plans provide certain compensation payments and benefits under various termination events. The following summaries describe potential compensation and benefits payable to the NEOs upon termination of employment under the following events: (a) involuntary (not for cause) or constructive termination following a change in control, (b) retirement (if eligible), (c) voluntary termination, (d) involuntary (not for cause) termination without a change in control and (e) death or disability.

In general, employees participating in the compensation and benefit plans are treated similarly with respect to the various termination scenarios. Differences may apply where NEOs are covered under individual agreements as described below. Following the narrative are tables with estimated dollar values associated with these payments and benefits for each NEO.

(a) Involuntary (not for cause) or constructive termination following a change in control. On November 8, 2006, the Company adopted the Key Employee Employment Protection Plan (the “KEEP Plan”), which superseded any existing employment protection agreements. Its purpose is to assure the Company of the services of key executives during a change in control of the Company, and to provide these executives with financial assurances so they can focus on their responsibilities without distraction and can exercise their judgment without bias due to personal circumstances. The KEEP Plan covers Mr. Fallon as of December 31, 2017. The Company does not intend to cover any other executives under the KEEP Plan in the future.

On February 27, 2007, the Company adopted an amendment to the KEEP Plan. A copy of the amended KEEP Plan and a form of an individual agreement has been filed as Exhibit 10.80 and Exhibit 10.81, respectively, to the Company’s Form 10-K filed on March 1, 2007. The Company adopted another amendment on February 22, 2010 to the KEEP Plan. A copy of this amendment has been filed as Exhibit 10.13 to the Form 10-K filed on March 1, 2010.

The KEEP Plan provides that the Company will continue to employ Mr. Fallon for a period of 24 months from the effective date of the change in control; and his position, title, authority and responsibilities as well as salary, bonus and other elements of compensation and benefits are to be maintained at levels equal to or commensurate with levels existing prior to the change in control. Compensation payable and benefits under the KEEP Plan are triggered by a change in control of the Company followed by an involuntary termination by the Company (not for cause) or a voluntary termination for good cause (constructive termination). These terminations are each referred to as a “qualifying termination.”

In the event of a qualifying termination during the 24-month effective period, Mr. Fallon will receive a lump sum severance payment equal to two times the sum of his annual base salary and the average of the annual bonuses paid to him for the prior two years. The severance payment will also include a pro-rated annual bonus for the year of termination equal to the average of the annual bonuses paid for the prior two years.

The KEEP Plan provides that in the event of a qualifying termination, time-based restricted stock will become fully vested and the vesting of performance shares shall be administered in accordance with the terms of the applicable award agreement.

Under the KEEP Plan, Mr. Fallon will also receive continued health and group life insurance coverage for a period of 24 months following the date of the qualifying termination and a credit to the Company’s non-qualified retirement plan in an amount equal to the amount that otherwise would have been contributed on his behalf under the Company’s money-purchase pension plan had his employment continued for another 24 months. In addition, all unvested retirement account balances will become fully vested.

To the extent that any payments are subject to an excise tax, a tax gross-up payment may be made to Mr. Fallon, subject to the conditions described below. To the extent a tax gross-up payment is required to be made under the KEEP Plan, such payment will be made only if the total payments exceed the IRS excise tax safe harbor limit by at least 10%. If such total payments are less than 10% over the safe harbor limit, KEEP Plan payments to Mr. Fallon will be reduced to the extent necessary to eliminate any excise tax. With respect to Mr. Fallon, in the event of a qualifying termination as of December 31, 2017, the KEEP Plan payments would not require an excise tax gross-up. As a condition to the receipt of benefits, the KEEP Plan requires that Mr. Fallon agree to be bound by a non-competition and non-solicitation clause and a non-disparagement clause. A violation of any of these clauses will result in a loss of future severance benefits and possible forfeiture to the Company of any severance already paid.

(b) Retirement. On November 8, 2006, the Company adopted voluntary retirement benefits which provide certain benefits to the Company’s employees (including NEOs) upon retirement (the “Retirement Program”). Mr. Brown was not eligible to participate. To be eligible for the retirement benefits as described below an NEO must (i) be at least 55 years old, (ii) have at least five years of service and (iii) give at least a six-month advance notice of retirement. The Compensation Committee may waive any of the eligibility conditions or amend any of the provisions of the Retirement Program. Changes have been made to the Retirement Program’s terms since its inception. In 2017, the Company made changes to the treatment of year-end performance bonus and healthcare benefits to remain current with Company policies and practices. Following is a summary of the current compensation and benefits under the Company’s Retirement Program.

Annual performance bonus. The performance bonus will be determined based on the NEOs target bonus and adjusted for company and individual performance, and subject to management discretion.

Unvested Restricted stock. Time-based restricted stock will immediately vest at the retirement date unless otherwise specified in the underlying stock agreement. Performance-based restricted stock will continue to vest beyond the retirement date in accordance with the original vesting terms and to the extent that the “performance score” criteria are satisfied.

Long-term incentive award. The Company will provide a cash payment in consideration of the LTI award that otherwise would have been granted to the NEO in the current or subsequent year, with such payment prorated based on the number of months of service in the year of retirement and subject to management discretion.

Restrictive covenants. The vesting of LTI and cash payment in consideration of LTI will require the NEO to consent to a non-solicitation and non-disparagement provision; and at management’s discretion, a non-compete restriction.

Health care benefits. The NEOs can continue medical and dental benefits under the Company’s health care program until age 65 and in some cases after age 65 with the NEO assuming the full premium costs. However, new employees, including NEOs hired after October 10, 2017 may continue health care benefits only until age 65 at which time benefits will cease.

Retirement plans. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

Accrued and unused vacation. Accrued and unused vacation time as of the retirement date will be paid at retirement.

(c) Voluntary termination. Upon the voluntary termination or resignation of an NEO, there are no cash payment obligations and unvested time- and performance-based restricted stock is forfeited. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

(d) Involuntary (not for cause) termination without change in control. Upon an involuntary termination not for cause there are no cash payment obligations. Any cash payment will be paid at the discretion of the Board. With respect to the March 2017 restricted stock award granted to Messrs. Fallon and McKiernan, there is immediate vesting of time-based restricted stock and performance-based restricted stock will continue to vest beyond the termination date in accordance with the original vesting terms and to the extent that the “performance score” criteria are satisfied. For all other time-based restricted stock, vesting treatment is at the discretion of the Board and represented as forfeited in the termination tables. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

(e) Death or total disability. Upon the death or total disability of an NEO, there are no cash payment obligations. There is immediate vesting of time-based restricted stock and performance-based shares will vest to the extent that the “performance score” criteria are satisfied. All unvested retirement account balances will become fully vested. In connection with Mr. Brown’s $25 million life insurance policy, the death benefit becomes payable upon death.

Tables showing potential post termination payments. The following tables show the estimated value of the compensation and benefits that would become payable as a result of the different termination events described above for each of the NEOs, except for Mr. Wertheim. The values have been estimated as if the termination event occurred on December 31, 2017 and assumes the closing market value of the Company’s shares on that date which was $7.32. The market values of the performance-based restricted stock in the tables reflect no value because the threshold performance for each of the three measures was not achieved as of December 31, 2017. For Mr. Wertheim, actual payments in connection with his separation from the Company are described after the tables.

Following are notes to explain some of the values shown in the tables below.

(1)	Under “Termination following a change in control”, compensation and benefit values reflect the provisions as described under the KEEP Plan for Mr. Fallon. For the other NEOs, their compensation values reflect the terms of their respective stock awards. In addition, the values for performance-based and time-based restricted stock reflect the amount the NEO would have been entitled to receive in respect of such equity awards had a change in control occurred on December 31, 2017, whether or not the executive experienced a termination of employment on December 31, 2017.

(2)	Under “Voluntary termination or retirement”, Mr. Fallon is retirement-eligible under the Company’s Retirement Program as of December 31, 2017 and the amounts shown reflect the compensation and benefits as described under “Retirement”. For the other NEOs the amounts reflect a voluntary termination.

(3)	Under “Involuntary (not for cause) termination”, any cash severance and cash bonus will be paid at the discretion of the Board.

(4)	Death or total disability amounts reflect the compensation and benefit treatments as described under “Death or total disability” above.

Joseph W. Brown

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination or Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Cash Bonus	0	0	0	0
Time-based Restricted Stock	0	0	0	0
Performance-based Restricted Stock	0	0	0	0
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	(5)
Total	0	0	0	0(5)

(5)	In 2013, the Company purchased a $25 million term life insurance policy for Mr. Brown. The Company agreed to pay the annual premiums for the policy so long as Mr. Brown is an employee of the Company. The annual premium will be treated as imputed income of Mr. Brown without any gross up.

William C. Fallon

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination or Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	3,472,500	0	0	0
Cash Bonus	836,250	770,250	0	0
Time-based Restricted Stock	965,662	965,662	315,185	965,662
Performance-based Restricted Stock	0	0	0	0
Retirement Benefits	383,933	0	0	0
Healthcare Benefits	51,439	0	0	0
Total	5,709,784	1,735,912	315,185	965,662

Anthony McKiernan

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination or Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Cash Bonus	0	0	0	0
Time-based Restricted Stock	711,409	0	191,023	711,409
Performance-based Restricted Stock	0	0	0	0
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	711,409	0	191,023	711,409

Jonathan C. Harris

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination or Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Cash Bonus	0	0	0	0
Time-based Restricted Stock	539,001	0	0	539,001
Performance-based Restricted Stock	0	0	0	0
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	539,001	0	0	539,001

Adam T. Bergonzi

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination or Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Cash Bonus	0	0	0	0
Time-based Restricted Stock	401,897	0	0	401,897
Performance-based Restricted Stock	0	0	0	0
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	401,897	0	0	401,897

Daniel M. Avitabile

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination or Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Cash Bonus	0	0	0	0
Time-based Restricted Stock	314,401	0	0	314,401
Performance-based Restricted Stock	0	0	0	0
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	314,401	0	0	314,401

Christopher H. Young

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination or Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Cash Bonus	0	0	0	0
Time-based Restricted Stock	284,689	0	0	284,689
Performance-based Restricted Stock	0	0	0	0
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	284,689	0	0	284,689

Mr. Wertheim. As described in the Form 10-K filed by the Company on March 1, 2017, the Company entered into a Separation Agreement with Mr. Wertheim, the material terms of which are described below (the “Separation Agreement”). Under the Separation Agreement, Mr. Wertheim received, subject to the execution of an acceptable general release, a one-time severance payment of $750,000 (which is consistent with the Company’s severance practices for employees) following his last day of employment. In addition, in exchange for his agreement to forfeit the outstanding performance based restricted stock awarded to him as part of the cash retention and restricted stock award made to him on December 21, 2012 and to comply with the non-compete covenant that is part of the Separation Agreement, Mr. Wertheim received an additional payment of $250,000. For the 2017 performance year, Mr. Wertheim received, at such time as such payments are made to other employees of the Company, a cash performance bonus for the 2017 performance year, and, in lieu of the long term incentive (“LTI”) restricted stock award for the year, a cash payment at the target LTI amount of $750,000. In addition, in March of 2019, Mr. Wertheim will receive a payment of $60,000 in lieu of the contribution the Company would have made to Mr. Wertheim’s non-qualified deferred compensation retirement account in respect of the 2017 bonus that was paid to him in 2018. The Company also agreed to pay Mr. Wertheim $10,000 to cover the cost of financial planning and/or outplacement. The Separation Agreement contains certain customary covenants regarding non-competition with the Company’s financial guarantee business for a period of five years, confidentiality, a two year non-solicitation of Company employees and a non-disparagement covenant.

Compensation plan risk assessment

Our Compensation Committee has assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.

In its assessment, the Compensation Committee considered whether the performance measures used to measure and determine Company performance as well as the attributes of the Company’s compensation policies and practices mitigate incentives to take undue risks while providing adequate incentives to build long-term shareholder value. The Compensation Committee concluded that the Company has designed its performance evaluation scorecard, and allocated its employees’ compensation among base salary, short-term incentives and long-term equity, in such a way as to not encourage excessive risk-taking.

Principal accountant fees and services

The Company paid PwC a total of approximately $3,796,000 and $4,211,000 respectively, for professional services rendered for the audit years ended December 31, 2017 and 2016, broken down as follows (in thousands):

	2017	2016
Audit	$3,663	$3,899
Audit Related	$108	$136
Tax	$25	$176
Total	$3,796	$4,211

Audit fees were for professional services rendered in connection with the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, consultations concerning financial accounting and reporting standards and assistance with the review of documents filed with the SEC.

Audit Related fees were for assurance and related services performed for the loss reserve certification and assistance with regulatory filings.

Tax fees were for professional services rendered in connection with general tax advice related to the sale of MBIA UK Insurance Ltd. and income tax consulting matters.

One hundred percent of all the above fees for the years ended December 31, 2017 and 2016 were approved by the Audit Committee.

PwC did not provide the Company with any information technology services relating to financial systems design or implementation for 2017 or 2016.

Pursuant to its charter, the Audit Committee has responsibility for the pre-approval of all audit and permitted non-audit services to be performed for the Company by the independent auditors. The Audit Committee has adopted a policy for the approval of non-audit related services. At the beginning of the year, the Audit Committee reviews and approves any proposed audit and non-audit related services for the year and the associated costs. The Audit Committee also reviews at its meetings other audit and non-audit services proposed to be provided by the independent auditors. The Audit Committee has delegated to the Chair the authority to grant pre-approvals, when less than $50,000, if the Chair deems it necessary or appropriate to consider a pre-approval request without a meeting of the full Committee. Pre-approvals by the Chair are reviewed with the Audit Committee at its next regularly scheduled meeting.

In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit Committee a description of, and the budget for, the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.

Security ownership of certain beneficial owners

The table below contains certain information about the only beneficial owners known to the Company as of March 8, 2018 of more than 5% of the outstanding shares of the Company’s common stock.

Name and address of beneficial owner	Shares of common stock beneficially owned	Percent (%) of class (8)
BlackRock Inc. (1) 55 East 52nd Street New York, NY 10055	6,556,742	7.34%
Dimensional Fund Advisors LP. (2) Building One 6300 Bee Cave Road Austin, Texas, 78746	8,436,014	9.44%
Fine Capital Partners, L.P (3) 590 Madison Avenue, 27th Floor New York, New York 10022	11,086,830	12.41%
Hosking Partners LLP. (4) St. Vincent House 30 Orange Street London WC2H 7HH	5,071,512	5.67%
The London Company (5) 1800 Bayberry Court, Suite 301 Richmond, Virginia 23226	6,308,733	7.06%
OppenheimerFunds, Inc. (6) 225 Liberty Street New York, New York 10281	6,298,113	7.05%
The Vanguard Group, Inc.(7) 100 Vanguard Blvd. Malvern, PA 19355	7,329,679	8.20%

1	This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by BlackRock Inc. (“BlackRock”) with the SEC on January 23, 2018. Such filing indicates that BlackRock has sole voting power with respect to 6,301,735 of such shares and sole dispositive power with respect to 6,556,742 of such shares.

2	This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 9, 2018. Such filing indicates that Dimensional has sole voting power with respect to 8,146,536 of such shares and sole dispositive power with respect to 8,436,014 of such shares.

3	This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by Fine Capital Partners, L.P. (“Fine Capital”) with the SEC on February 14, 2018. Such filing indicates that Fine Capital has shared voting power with respect to 11,086,830 of such shares and shared dispositive power with respect to all of such shares.

4	This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G filed by Hosking Partners LLP (“Hosking Partners”) with the SEC on February 9, 2018. Such filing indicates that Hosking Partners has sole voting power with respect to 4,470,812 of such shares and sole dispositive power with respect to 5,071,512 of such shares.

5	This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by The London Company (“London Company”) with the SEC on February 13, 2018. Such filing indicates that London Company has sole voting and dispositive power with respect to 4,730,423 of such shares and shared dispositive power with respect to 1,578,310 of such shares.

6	This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G filed by OppenheimerFunds, Inc. (“Oppenheimer”) with the SEC on February 7, 2018. Such filing indicates that Oppenheimer has shared voting power with respect to 6,298,113 of such shares and shared dispositive power with respect to all of such shares.

7	This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 7, 2018. Such filing indicates that Vanguard has sole voting power with respect to 103,299 of such shares, shared voting power with respect to 23,794 of such shares, sole dispositive power with respect to 7,213,885 of such shares and shared dispositive power with respect to 115,794 of such shares.

8	Based on 89,325,623 shares outstanding as of March 8, 2018.

Security ownership of Directors and Executive Officers

The following table sets forth, as of March 8, 2018, the beneficial ownership of shares of common stock of each Director, each NEO, and all Directors and Executive Officers of the Company, as a group.

Name	Shares of common stock beneficially owned	Shares acquirable upon exercise of options (3)	Total shares beneficially owned	Percent (%) of class (4)
Directors
William C. Fallon(1)	1,051,191	0	1,051,191	1.18%
Francis Y. Chin (2)	34,305	0	34,305	*
Steven J. Gilbert (2)	169,106	0	169,106	*
Charles R. Rinehart (2)	212,592	0	212,592	*
Theodore Shasta (2)	107,850	0	107,850	*
Richard C. Vaughan (2)	100,673	0	100,673	*
Named Executive Officers (excluding Mr. Fallon) (1)
Anthony McKiernan	540,452	0	540,452	*
Daniel M. Avitabile	99,297	0	99,297	*
Adam T. Bergonzi	143,604	0	143,604	*
Jonathan C. Harris	128,765	0	128,765	*
Joseph R. Schachinger	58,139	0	58,139	*
Christopher H. Young	98,538	0	98,538	*
All Directors and Executive Officers as a group (12 persons)	2,744,512	0	2,744,512	3.07%

*	Less than one percent.

1	Includes shares held by the Executive Officers under the Company’s exempt 401(k) plan and non-qualified defined contribution retirement plan and restricted shares awarded to certain Executive Officers.

2	Includes (i) common stock equivalent deferral units held under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan, and/or (ii) restricted stock awarded under the Omnibus Plan. See “Directors’ restricted stock grants” under “Independent Directors’ compensation.”

3	Shows the number of shares that were exercisable as of March 8, 2018 or become exercisable within 60 days after March 8, 2018 under the Company’s stock option program.

4	Based on 89,325,623 shares outstanding as of March 8, 2018. For purposes of calculating the percentage of outstanding shares beneficially owned by any person or group identified in the table above, the number of shares outstanding with respect to each person or group was deemed to be the sum of the total shares outstanding as of March 8, 2018 and the total number of shares subject to options held by such person or group that were exercisable as of March 8, 2018 or become exercisable within 60 days after March 8, 2018. The percentage of shares of common stock beneficially owned by all Directors and Executive Officers as a group is 3.07%. Each Director and Executive Officer individually owns less than 1% of the shares of common stock outstanding, except for Mr. Fallon who owns 1.18%.

Section 16(a) beneficial ownership reporting compliance

Ownership of, and transactions in, the Company’s common stock by Executive Officers and Directors of the Company are required to be reported to the SEC in accordance with Section 16 of the Securities Exchange Act of 1934. To the best of the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) executive officers, directors and greater than 10% beneficial stockholders of MBIA complied with applicable Section 16(a) requirements during the year ended December 31, 2017, other than Mr. Shasta, who inadvertently had one late filing of a Form 4. Mr. Shasta filed a Form 4 on August 29, 2017 which reflected reports that should have been filed no later than August 13th and 17th of 2017.

Certain relationships and related transactions

To the best of the Company’s knowledge, other than election to office, no person who has been a Director or Executive Officer of the Company at any time since the beginning of 2017, no nominees to the Board of Directors nor any associate of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the 2018 Annual Meeting of Shareholders.

Transactions with “related persons” (as defined in Item 404(a) of Regulation S-K) are monitored by management, the Audit Committee and the Board of Directors, and all Directors and Executive Officers of the Company complete a questionnaire at the beginning of each year, in which they are asked to disclose family relationships and relationships with other related persons. Before approving a transaction with a related person, the Board of Directors would take into account all relevant factors that it deems appropriate, including fairness to the Company and the extent of the related person’s interest in the transaction. The policies and procedures surrounding the review, approval or ratification of transactions with related persons are not in writing given that the Company does not typically enter into such transactions. Nevertheless, such review, approval and ratification of transactions with related persons would be documented in the minutes of the meetings of the Board of Directors. There were no transactions with related persons since the beginning of the 2017 fiscal year where the policies and procedures described above did not require review, approval or ratification of the transaction or where such policies and procedures were not followed.

Proposals for shareholder approval recommended by the Board

Proposal 1: Election of Directors

All of MBIA’s Directors are elected at each annual shareholders’ meeting for a one-year term. Shareholders will elect six Directors at the 2018 Annual Meeting to serve a term expiring at the 2019 Annual Meeting.

Following is information about each nominee, including biographical data for at least the last five years, and the reasons why each has been nominated for election to the Board. Should one or more of these nominees become unavailable to accept the nomination or election as Director (an event not now anticipated), all proxies received will be voted for such other persons as the Board may recommend, unless the Board reduces the number of Directors.

Francis Y. Chin

Biographical data:

Mr. Chin was elected to the Company’s Board of Directors in August 2016 in accordance with the Board’s power under the Company’s by-laws to fill interim vacancies. Since September 2015, Mr. Chin has been a Managing Director and Co-Founder of American Public Infrastructure, LLC, where he advises clients on infrastructure projects. From May of 1993 until August 2015, Mr. Chin held several positions at Citigroup, including Chairman of the Public Finance Department, Co-Head of the Public Finance Department, and Head of the Public Finance Department. Mr. Chin was a member of the Board of Directors of The Bond Markets Association, including serving as Chairman of the Municipal Division in 2002, and as Vice Chairman in 2001. From 2005 to 2008, Mr. Chin served as a member of the Municipal Securities Rulemaking Board, including as its Chairman in 2008, and during which time he presided over the launch of its Electronic Municipal Market Access (EMMA) online application. In 2013, The Municipal Forum of New York honored Mr. Chin with its Lifetime Achievement Award. In 2014, he was selected to serve on Governor Cuomo’s MTA Transportation Reinvention Commission. Age 68.

Reasons for Mr. Chin’s nomination:

Mr. Chin has been nominated to serve as a Director of the Company due to his extensive background in municipal finance, his long career as a financial advisor to state and local governments, and his general knowledge and experience in financial matters.

William C. Fallon

Biographical data:

Mr. Fallon is the Chief Executive Officer of the Company. Prior to his appointment as CEO Mr. Fallon served as President and Chief Operating Officer of MBIA Inc. and the Chief Executive Officer of National Public Finance Guarantee Corporation. Mr. Fallon is responsible for overseeing the day-to-day operations of MBIA Inc. and its subsidiaries. Previously, Mr. Fallon was head of Global Structured Finance having joined the Company in 2005 as a Managing Director and head of Corporate and Strategic Planning. Prior to joining MBIA, Mr. Fallon was a partner at McKinsey & Company, having joined the firm in 1991. At McKinsey, Mr. Fallon specialized in consulting with financial institutions and was co-leader of the firm’s Corporate Finance and Strategy practice and a key member of the North American Wholesale Financial Institutions and Risk Management practices. He also worked extensively with financial institutions in the areas of value-based management, valuation, mergers and acquisitions, securitization and risk management. Age 58.

Reasons for Mr. Fallon’s nomination:

Mr. Fallon has been nominated to serve as a Director of the Company due to his extensive experience with the Company as President and Chief Operating Officer of the Company and his knowledge of and experience with the Company’s business and operations, his role as CEO of National and his expertise and knowledge of the financial guarantee and financial services industry.

Steven J. Gilbert

Biographical data:

Mr. Gilbert was elected to the Board of Directors in May 2011. He is currently Chairman of the Board of Gilbert Global Equity Partners, L.P., a private equity fund, Vice Chairman of the Executive Board of MidOcean Capital Partners, L.P., a private equity firm, and Chairman of the Board of CPM, Inc., a global provider of process machinery for the feed industry, and has served in these capacities since 1998, 2005 and 2000, respectively. He was previously Chairman and Senior Managing Director of SUN Group (USA), an investment firm, from 2007 to 2009. Previously, Mr. Gilbert was Managing General Partner of Soros Capital, L. P., Commonwealth Capital Partners, L.P., and Chemical Venture Partners. He also held investment banking positions with Morgan Stanley & Co., Wertheim & Co., Inc. and E.F. Hutton International. Mr. Gilbert was admitted to the Massachusetts Bar in 1970 and practiced law at Goodwin Procter & Hoar in Boston, Massachusetts. Mr. Gilbert is a Director of TRI Point Homes, Inc., Empire State Realty Trust, Inc., and Fairholme Funds, Inc. He is also a member of the Writer’s Guild of America (East) and the Council on Foreign Relations, and a Director of the Lauder Institute at the University of Pennsylvania. Within the past five years, Mr. Gilbert served as a Director of several privately held companies. Mr. Gilbert has also served on the boards of more than 25 companies over the span of his career. Age 70.

Reasons for Mr. Gilbert’s nomination:

Mr. Gilbert has been nominated to serve as a Director of the Company due to his extensive experience in leadership positions in the financial services industry and long history of board service, including both with insurance companies and a diverse group of other companies, as well as his expertise accrued during his career in finance, private equity investing, investment banking and law.

Charles R. Rinehart

Biographical data:

Charles R. Rinehart was named Chairman in May 2015 and has served as a Director of the Company since December 2008. From September 2008 to December 2008, Mr. Rinehart served as Chief Executive Officer and as a Director of Downey Financial Corp. and Downey Savings and Loan Association, F.A. Mr. Rinehart retired from HF Ahmanson & Co. and its principal subsidiary, Home Savings of America, in 1998. Mr. Rinehart joined HF Ahmanson in 1989 and shortly thereafter was named President and Chief Operating Officer. He was named Chief Executive Officer in 1993 and also became Chairman in 1995 and served in these roles through 1998. Prior to joining H.F. Ahmanson, Mr. Rinehart was the Chief Executive Officer of Avco Financial Services from 1983 to 1989 and before that served in various positions of increasing responsibility at Fireman’s Fund Insurance Company. Within the past five years, he also served as a Director of PMI Group Inc. and Verifone Holdings, Inc. Age 71.

Reasons for Mr. Rinehart’s nomination:

Mr. Rinehart has been nominated to serve as a Director of the Company due to his extensive experience in financial services and insurance businesses, his prior and current leadership roles in several industry-leading companies and his general knowledge and experience in financial matters.

Theodore Shasta

Biographical data:

Mr. Shasta was elected to the Board of Directors in August 2009. Mr. Shasta is a former Senior Vice President and Partner of Wellington Management Company, a global investment advisor. At Wellington Management Company, Mr. Shasta specialized in the financial analysis of publicly traded insurance companies, including both property-casualty and financial guarantee insurers. Mr. Shasta joined Wellington Management Company in March 1996 as a global industry analyst responsible for the insurance industry. In January 2008, Mr. Shasta became a portfolio advisor responsible for senior-level relationship management for existing institutional clients and consultants as well as development of new business, a position that he held until June 2009. In addition, effective January 1999, Mr. Shasta was elected Partner and was promoted to Senior Vice President, and served in such positions until he withdrew from the partnership in June 2009. He also served on Wellington Management’s Audit Committee from January 2004 to June 2009 and was Chair of that Committee from January 2008 until June 2009. Prior to joining Wellington Management Company, Mr. Shasta was a Senior Vice President with Loomis, Sayles & Company where he was an industry analyst responsible for the automotive, freight transportation and insurance industries. Before that, he served in various capacities with Dewey Square Investors and Bank of Boston. Mr. Shasta earned his Chartered Financial Analyst designation in 1986. Mr. Shasta is a member of the Board of Directors of Chubb Limited (formerly ACE Limited) and serves as a member of its Audit Committee. Mr. Shasta is also a Trustee of The Worcester County Horticultural Society, a nonprofit organization. Age 66.

Reasons for Mr. Shasta’s nomination:

Mr. Shasta has been nominated to serve as a Director of the Company due to his 25 years of experience as a financial analyst covering the insurance industry and the Company since it became a publicly traded entity, coupled with his in-depth understanding of economics, accounting and regulatory oversight of the financial guarantee industry and knowledge of the Company’s current operating environment.

Richard C. Vaughan

Biographical data:

Mr. Vaughan was elected to the Board of Directors in August 2007. He served as Executive Vice President and Chief Financial Officer of Lincoln Financial Group from 1995 until his retirement in May 2005. He joined Lincoln in July 1990 as Senior Vice President and Chief Financial Officer of Lincoln National’s Employee Benefits Division. In June 1992, he was appointed Chief Financial Officer for the corporation. He was promoted to Executive Vice President in January 1995. He was previously employed with EQUICOR from September 1988 to July 1990, where he served as a Vice President in charge of public offerings and insurance accounting. Prior to that, Mr. Vaughan was a Partner at KPMG Peat Marwick in St. Louis, from July 1980 to September 1988. Mr. Vaughan is a member of the Board of Directors and Chair of the Audit Committee of AXA Financial. Age 68.

Reasons for Mr. Vaughan’s nomination:

Mr. Vaughan has been nominated to serve as a Director of the Company due to his extensive experience in financial services and insurance businesses, his board service and his general knowledge and experience in financial matters, including as a Chief Financial Officer.

The Board has elected Mr. Rinehart as Chairman. In such capacity, he presides at non-management Director meetings. Shareholders or interested parties wishing to communicate with our Chairman or with the non-management Directors as a group may do so by submitting a communication in a confidential envelope addressed to the Chairman or the non-management Directors, in care of the Company’s Corporate Secretary, 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Director independence. The Company’s Board of Directors has determined in accordance with the independence standards set forth in the Board’s Corporate Governance Practices that each Director named below is an Independent Director and that none of the Directors named below have any material relationships with the Company. Such Independent Directors are: Francis Y. Chin, Steven J. Gilbert, Charles R. Rinehart, Theodore Shasta and Richard C. Vaughan. In addition, each of the Directors named in the foregoing sentence qualifies as an “independent director” under the NYSE Corporate Governance Listing Standards. These Independent Directors constitute a significant majority of the Company’s Board, consistent with the policy set out in the Board’s Corporate Governance Practices.

In addition to the Board-level standards for Director independence, each member of the Audit Committee meets the enhanced independence requirements of the SEC and the NYSE for members of the Audit Committee, and each member of the Compensation Committee meets the enhanced independence requirements of the SEC and the NYSE for members of the Compensation and Governance Committee.

The Corporate Governance Practices include the following independence standards designed to assist the Board in assessing Director independence, and can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link. The terms “MBIA” and “the corporation” in the following standards refer to MBIA Inc.

“The Board shall consist of a significant majority of independent directors. A director will not be considered “Independent” if such director

•	is a member of management or an employee or has been a member of management or an employee within the last five years;

•	has a close family or similar relationship with a member of key management;

•	is a lawyer, advisor or consultant to the corporation or its subsidiaries or has a personal service contract with the corporation or any of its subsidiaries;

•

has any other relationship with the corporation or its subsidiaries either personally or through his or her employer which, in the opinion of the Board, would adversely affect the director’s ability to exercise his or her independent judgment as a director;

•	is currently or has been within the last five years an employee of the corporation’s independent auditor;

•	is currently or has been within the last five years an employee of any company whose compensation committee includes an officer of MBIA; and

•

is an immediate family member (i.e., spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law or anyone (other than a domestic employee) who shares a person’s home) of a person described in either of the two previous categories.

Because the corporation is a major financial institution, outside directors or the companies they are affiliated with will sometimes have a business relationship with the corporation or its subsidiaries. Directors and companies with which they are affiliated are not given special treatment in these relationships. The Board believes that the existence of a business relationship is not, in and of itself, sufficient to disqualify a director from being considered an independent director. The materiality of the relationships and the director’s own ability to exercise independent judgment shall be evaluated, and external criteria for independence, such as those promulgated by the SEC and the NYSE shall be considered, including the enhanced independence requirements of the SEC and the NYSE for members of the Audit Committee and members of the Compensation and Governance Committee.

To help maintain the independence of the Board, all directors are expected to deal at arm’s length with the corporation and its subsidiaries and to disclose circumstances material to the director which might be perceived as a conflict of interest. The corporation shall disclose publicly, as required by law, its compliance with the requirement that a majority of its Board is comprised of independent directors.

The Board will make independence determinations on an annual basis prior to approving the director nominees for inclusion in the corporation’s proxy statement and, if an individual is to be elected to the Board other than at an annual meeting, prior to such election. Each director and nominee for director shall provide the corporation with full information regarding his or her business and other affiliations for purposes of evaluating the director’s independence.”

The Board of Directors recommends unanimously that you vote FOR this proposal to elect six Directors.

Vote necessary to elect six incumbent Directors. Directors are elected by a plurality of the votes cast under applicable law.

Pursuant to the Company’s By-Laws, an incumbent Director who fails to receive a majority of votes cast “for” his or her election in an uncontested election will be required to tender his or her resignation no later than five business days from the date of the certification of the election results and, no later than 90 days from such certification, the Board will accept such resignation absent compelling reasons.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome of the election or the resignation requirement.

Proposal 2: Approval of compensation paid to NEOs

As required by the rules of the SEC, you are being asked to vote to support or not support the compensation paid or awarded to the NEOs as described pursuant to the compensation disclosure rules of the SEC, including under the CD&A and the “Executive compensation tables” sections of this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs, as disclosed under the CD&A and “Executive compensation tables” sections of this proxy statement.

We urge you to review the CD&A in its entirety to assist you in understanding our compensation actions as described therein.

For the reasons set forth in the CD&A, you are being asked to vote to support or not support the adoption of the following resolution:

“RESOLVED, that the Company’s shareholders APPROVE, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including under the CD&A and ‘Executive compensation tables’ sections of this proxy statement.”

The Board of Directors and the Company recommend that the shareholders vote FOR Proposal 2 to express their support for the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including under the CD&A and “Executive compensation tables” sections of this proxy statement.

Vote necessary to support NEO compensation. The shareholder vote on Proposal 2 is advisory in nature and therefore will not be binding on the Board. However, the Compensation and Governance Committee will take into account the results of the vote and discussions with individual large shareholders in considering annual NEO compensation in subsequent periods. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Proposal 3: Selection of independent auditors

Since its founding in 1986, MBIA has used PricewaterhouseCoopers LLP as its independent auditor. From 1974 to 1986, PwC served the same role for MBIA’s predecessor organization, the Municipal Bond Insurance Association. During 2017, PwC examined the accounts of the Company and its subsidiaries, reported on the effectiveness of internal controls over financial reporting and also provided tax advice and other permissible services to the Company. Upon recommendation of the Audit Committee, the Board has appointed PwC as the independent auditors of the Company for 2018, subject to shareholder approval.

We expect that one or more representatives of PwC will be available at the Annual Meeting to make a statement, if desired, and to answer questions from those shareholders present.

The Board of Directors recommends unanimously that you vote FOR Proposal 3 to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company.

Vote necessary to ratify the selection of PwC as auditors. The approval to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company requires that the votes cast by shareholders favoring approval exceed the votes cast opposing approval. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome.

Proposal 4: Ratification of the adoption of an amendment to the MBIA Inc. Amended and Restated By-Laws

We are asking our shareholders to ratify the adoption of an amendment to our Amended and Restated By-Laws to impose certain restrictions on transfers of our common stock which could otherwise adversely affect our ability to use the NOLs. On February 13, 2018, our Board of Directors declared advisable and approved, subject to adoption by our shareholders, the By-Laws Amendment, as defined below as part of our tax benefit preservation strategy. If our shareholders do not adopt the By-Laws Amendment, it will not become effective.

Background and Reasons for Proposal

At the 2018 annual meeting of shareholders, we are asking our shareholders to ratify the adoption of an important component of our tax benefit preservation strategy, the proposed amendment described below to our Amended and Restated By-Laws (the “By-Laws Amendment”) (Proposal 4).

As of December 31, 2017, we estimate that we had approximately $2.7 billion of net operating losses and other tax attributes for U.S. federal income tax purposes (the “NOLs”). Until the NOLs expire, the NOLs can generally be used to reduce our future federal income tax. As a result, the NOLs are a very valuable asset of the Company, and our Board of Directors believes that it is in the Company’s best interests to prevent the imposition of limitations on their use by adopting the By-Laws Amendment.

Under Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”), our ability to use the NOLs could be substantially impaired if we experience an “ownership change,” as determined under Section 382. In general, an “ownership change” will occur if our “five-percent shareholders” (as defined under Section 382 and subsequently referred to herein as “Section 382 five-percent shareholders”) collectively increase their ownership in MBIA common stock by more than 50 percentage points during a rolling three-year testing period. If an “ownership change” occurs, Section 382 imposes an annual limit on the amount of the NOLs that we can use to offset federal income taxes, which could result in a material amount of the NOLs expiring unused and significantly impair the value of the NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an “ownership change” has occurred, we currently believe that no “ownership change” has occurred. The By-Laws Amendment, which is designed to block transfers of our common stock that could result in an “ownership change,” is fully described below under Proposal 4, and its full terms can be found in Appendix A to this proxy statement.

As described below, under Connecticut law, the transfer restrictions contained in the By-Laws Amendment may not be enforceable against shares of common stock that vote against the proposal, and ultimately cannot prevent, transfers of our common stock that might result in an “ownership change” under Section 382. The By-Laws Amendment is intended to protect our valuable tax assets but is not intended as an antitakeover device. The Company believes it has incorporated shareholder-friendly features in the By-Laws Amendment, including: (i) limiting the definition of ownership to the definition used for purposes of Section 382, as opposed to the broader definition of “beneficial ownership” used for securities laws purposes; (ii) providing “sunset provisions” that will terminate the transfer restrictions in the By-Laws Amendment if Section 382 is repealed, if an “ownership change” would not result in a substantial limitation on the Company’s ability to use the NOLs, or if no significant value attributable to the NOLs would be preserved by continuing the transfer restrictions in the By-Laws Amendment; (iii) giving the Board of Directors the ability to grant exemptions to the prohibitions on transfer; and (iv) requiring ratification of the adoption of the By-Laws Amendment by our shareholders as required under Connecticut law.

We urge shareholders to carefully read the proposal, the items discussed below and the full terms of the By-Laws Amendment. After careful consideration, our Board of Directors unanimously approved the By-Laws Amendment.

General Questions and Answers about Section 382 and our NOLs

1. What are the NOLs?

The NOLs are the Company’s net operating loss carryovers and other tax attributes that can generally be used to offset our future federal taxable income and therefore reduce our federal income tax liabilities. The Company’s ability to use the NOLs could be adversely affected if we experience an “ownership change” as defined under Section 382.

2. How important are the NOLs?

We had approximately $2.7 billion of net operating losses as of December 31, 2017. We believe that the NOLs are a very valuable asset. Assuming a 21% federal income tax rate, and that we are able to use all of our NOLs to offset future federal income tax liabilities, we could save up to an aggregate of approximately $582 million in federal income taxes over the next 20 years. Because the NOLs can be carried forward over many years, we will likely need to continually manage our Section 382 risk for a significant period of time. However, the amount and timing of our future taxable income, if any, cannot be accurately predicted; therefore, we cannot estimate the exact amount of NOLs that we can ultimately use to reduce our federal income tax liability.

3. What is Section 382?

Upon an “ownership change,” Section 382 imposes limitations on a corporation’s use of its net operating loss carryovers and other favorable tax attributes that can be used to reduce its federal income tax liabilities.

4. When does an “ownership change” occur under Section 382?

The determination of whether an “ownership change” has occurred under the rules of Section 382 is very complex and some aspects are beyond the scope of this summary discussion. Generally, however, an “ownership change” will have occurred if, over a three-year period, there has been an aggregate increase of 50 percentage points or more in the percentage of our shares owned by one or more “Section 382 five-percent shareholders.” A shareholder that acquires 5% or more of our outstanding common stock under Section 382 will be a “Section 382 five-percent shareholder” for purposes of calculating this aggregate increase. For example, if a single investor acquired 50.1% of our common stock in a three-year period, an “ownership change” would be deemed to occur. Similarly, if ten unrelated persons, none of whom initially owned our common stock, each acquired slightly over 5% of our common stock under Section 382 within a three-year period (so that those persons owned, in the aggregate, more than 50%), an “ownership change” also would be deemed to occur.

Some of the factors that must be considered in applying Section 382 include the following:

•

All holders who each own less than 5% of a company’s common stock are generally aggregated into one or more “public groups,” which are treated as “Section 382 five-percent shareholders.” Transactions in the public markets among shareholders who are not themselves “Section 382 five-percent shareholders” do not affect the ownership percentage of a public group, and, hence, generally do not contribute to a Section 382 “ownership change.”

•

Our redemption or buyback of shares may increase the percentage ownership of current “Section 382 five-percent shareholders” who do not participate in the redemption or buyback because it would decrease the number of shares of our outstanding common stock. In addition, it is possible that a redemption or buyback of shares could cause a shareholder who owned less than 5% of our outstanding common stock immediately before the redemption or buyback to become a “Section 382 five-percent shareholder” resulting in a five percentage point (or more) change in ownership. Similarly, in certain limited circumstances, a forfeiture of restricted stock may decrease the number of shares of our outstanding stock for Section 382 purposes.

•	As described in Question and Answer 6, the determination of a particular shareholder’s ownership level may be affected by certain constructive ownership rules.

•

In the case of a shareholder who owns slightly less than five percent of our outstanding common stock, an acquisition of a very small number of additional shares can cause the holder to become a “Section 382 five-percent shareholder” and result in a five-percentage point (or more) increase in our ownership under Section 382.

5. If there is an “ownership change,” what is the potential risk to MBIA?

If we experience an “ownership change,” as defined under Section 382, our annual use of the NOLs to offset future federal taxable income, and thereby reduce our federal income tax liabilities, could be substantially limited. Upon an “ownership change,” Section 382’s limitations are based on the fair market value of our common stock immediately before the date of the ownership change, which we estimate using our market capitalization, multiplied by the applicable federal long-term rate. For example, the following table illustrates, based on various assumptions for our market capitalization at the time of an “ownership change”:

(i)	the annual limit on NOLs that could be used by us to offset taxable income;

(ii)	the aggregate limit on NOLs that could be used by us over 20 years;

(iii)	the potential disallowance of our current NOLs based on the Section 382 limitations; and

(iv)	the potential negative cash impact to us (i.e., the amount of additional federal income tax we may have to pay due to the disallowance of NOLs) that would be caused by the Section 382 limitations.

6. How is ownership for Section 382 purposes different from beneficial ownership under SEC rules and regulations?

Ownership for Section 382 purposes is generally determined by an economic test, while the Securities and Exchange Commission (the “SEC”) definition of “beneficial ownership” focuses generally on the right to vote or control disposition of the shares. In general, this economic test looks to who has the right to receive dividends paid with respect to shares, and who has the right to receive proceeds from the sale or other disposition of shares. Section 382 also contains certain constructive ownership rules, which generally attribute ownership of stock held by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner of the shares, or to related individuals.

Generally, a person’s direct or indirect economic ownership interest in shares (rather than record title, voting control or other factors) is taken into account for Section 382 purposes. For example, different portfolios in a single mutual fund complex and groups of customers advised by the same investment advisor will normally not be aggregated for Section 382 purposes even though they may be aggregated for determining beneficial ownership under SEC rules and reporting requirements.

7. How does the Company monitor shareholder ownership to determine the aggregate increase of its “Section 382 five-percent shareholders” under Section 382?

For purposes of determining the existence and identity of, and the amount of common stock owned by, any shareholder, the Internal Revenue Service permits us to rely on the existence or absence of filings with the SEC of Schedules 13D, 13F and 13G (or similar filings) as of any date, subject to our actual knowledge of the ownership of our common stock.

Investors who file a Schedule 13D or Schedule 13G (or list our common stock in their Schedules 13F) may beneficially own 5% or more of our common stock for SEC reporting purposes but nonetheless may not be “Section 382 five-percent shareholders” and therefore their beneficial ownership will not affect our ownership shift for purposes of Section 382.

8. Has MBIA experienced an “ownership change”?

Currently, we believe that we have not experienced a Section 382 “ownership change” that would affect our ability to use the NOLs; however, given the inherent difficulty of tracking real-time changes in our ownership (see Question and Answer 7 above), we cannot know for sure unless and until all required SEC filings with respect to purchases and sales of our shares through this date have been made. We believe that, if our shareholders do not adopt the By-Laws Amendment, there is a possibility that we could experience a Section 382 “ownership change” in the future that could limit our ability to use the NOLs. This belief is based on our analysis of the information currently available, including our current stock price and our understanding of possible future changes of ownership, including the possibility that we may consummate repurchases of our common stock.

General Questions and Answers about the By-Laws Amendment

9. How does the By-Laws Amendment work to protect MBIA’s NOLs?

Increases in ownership by our “Section 382 five-percent shareholders” and the creation of new “Section 382 five-percent shareholders” can limit our ability to use NOLs to reduce future income tax liability. The By-Laws Amendment restricts direct and indirect transfers of our common stock that would create “Section 382 five-percent shareholders” or otherwise increase the percentage of stock that is owned by “Section 382 five-percent shareholders.”

10. Is shareholder adoption necessary for the By-Laws Amendment?

Yes. In accordance with the Connecticut Business Corporation Act, the By-Laws Amendment will not be effective unless it is adopted by our shareholders.

11. Why should I vote “For” the By-Laws Amendment?

As described above, the By-Laws Amendment is designed to protect our NOLs, which is a valuable asset of the Company and your investment. Without the By-Laws Amendment, for which we need shareholder adoption, we believe that the Company could be at risk of experiencing an “ownership change” in the future and therefore becoming subject to limitation under Section 382, which could result in a significant loss of our important tax benefits. If you do not vote “For” the By-Laws Amendment, the transfer restrictions in the By-Laws Amendment may not be enforceable against you with regard to those shares you currently hold (see Question and Answer 18 below); however, your vote will not be counted to adopt the By-Laws Amendment and protect shareholder value.

12. Are there exemptions to the By-Laws Amendment transfer restrictions?

Yes. Our Board of Directors may exempt an acquisition from the transfer restrictions of the By-Laws Amendment if it determines that, after taking into account the preservation of the NOLs, the acquisition would be in the best interests of the Company and its shareholders.

13. When will the transfer restrictions in the By-Laws Amendment expire?

The By-Laws Amendment is intended to protect our NOLs and will remain effective only for so long as a limitation under Section 382 on the use of the NOLs would be material to the Company. The transfer restrictions will terminate upon the earlier of (i) the repeal of Section 382 or any successor statute and (ii) the earliest date on which the Board of Directors determines that (a) an “ownership change” would not result in a substantial limitation on the ability of the Company to use otherwise available NOLs or (b) no significant value attributable to the NOLs would be preserved by continuing the transfer restrictions set forth in the By-Laws Amendment.

14. Have other companies adopted similar By-Laws amendments to protect NOLs?

Yes, several companies have adopted similar By-Laws amendments to implement transfer restrictions, in order to protect their NOLs.

15. Where can I find the full text of the By-Laws Amendment?

The full text of the By-Laws Amendment is included as Appendix A.

16. What transfers will the By-Laws Amendment prohibit?

If the By-Laws Amendment is adopted, it will prohibit a person from becoming a “Section 382 five-percent shareholder” by acquiring, directly or by attribution, 5% or more of the outstanding shares of our common stock and will generally restrict existing “Section 382 five-percent shareholders” from increasing their ownership interest under Section 382 by more than one percentage point over their percentage stock ownership immediately prior to the effective date of the By-Laws Amendment or, if lower, their percentage ownership thereafter.

17. How does the By-Laws Amendment block prohibited transfers?

Subject to the enforceability of the By-Laws Amendment as discussed in Question and Answer 20, transfers that violate the restrictions are prohibited and will not be registered on our records. In the case of a purchase of shares that would create a “Section 382 five-percent shareholder” or increase the ownership of an existing “Section 382 five-percent shareholder,” the excess shares will be required to be transferred to an agent of the Company, and the agent will be required to sell the shares and to apply the proceeds generally as follows: first, to cover the agent’s own costs; second, to reimburse the transferee up to the price paid by the transferee for the shares; and third, if there are any remaining proceeds, to donate these proceeds to a charity determined by our Board of Directors.

18. What happens if I do not vote “For” the By-Laws Amendment? Am I still subject to the transfer restrictions if the By-Laws Amendment is adopted at the annual meeting?

In general, Connecticut law provides that the transfer restrictions within the By-Laws Amendment are enforceable with respect to shares of common stock issued before the effectiveness of the By-Laws Amendment only if adopted by the holder of those shares. If you do not vote in favor of the By-Laws Amendment, those shares that you own at the time of the annual meeting will not be subject to the transfer restrictions. However, if you subsequently acquire additional shares that were either voted in favor of the By-Laws Amendment or issued after the effectiveness of the By-Laws Amendment, those shares will be subject to the transfer restriction. In addition, we intend to presume, with regard to each share of common stock issued before the effectiveness of the By-Laws Amendment, that such share was voted in favor of the By-Laws Amendment unless a shareholder can demonstrate otherwise to our reasonable satisfaction. For open-market transactions occurring after our 2018 annual meeting, it will likely be impossible for an acquiring shareholder to demonstrate that the shares subject to the transaction were voted against the By-Laws Amendment. Thus, it will be difficult to rebut the presumption that the By-Laws Amendment applies to any shares that you subsequently purchase on the open market. See Question and Answer 22 below regarding sales on a national securities exchange.

See Question and Answer 11 above for the reasons to vote “For” the By-Laws Amendment.

19. If I do not vote “For” the By-Laws Amendment and this By-Laws Amendment is adopted at the annual meeting, can I purchase or sell additional shares of common stock?

Generally, if the By-Laws Amendment is adopted but you do not vote “For” the By-Laws Amendment, it will nonetheless preclude you from purchasing additional shares of common stock to become a “Section 382 five-percent shareholder” (or, if you are already a “Section 382 five-percent shareholder,” to increase your ownership by more than one percentage point over your percentage stock ownership immediately prior to the effective date of the By-Laws Amendment or, if lower, your percentage ownership thereafter) unless you can establish that those additional shares were not voted “For” the By-Laws Amendment. You can freely sell your shares of common stock unless the sale would create a “Section 382 five-percent shareholder” or increase the ownership of an existing “Section 382 five-percent shareholder.” See Question and Answer 22 below regarding sales on a national securities exchange.

20. If I already am a “Section 382 five-percent shareholder” and the By-Laws Amendment is adopted, do I need to sell my shares to below 5%?

If you already own more than 5% of the outstanding shares of our common stock under Section 382 at the time the By-Laws Amendment is adopted, you will not be required to sell those shares. Generally, you will be restricted from increasing your ownership under Section 382 by more than one percentage point over your percentage stock ownership immediately prior to the effective date of the By-Laws Amendment or, if lower, your percentage ownership thereafter. As described in Question and Answer 6 above, the definition of a “Section 382 five-percent shareholder” under Section 382 is based on economic ownership and is different than the SEC definition of “beneficial ownership.”

21. If I am not a “Section 382 five-percent shareholder” and I vote “For” the By-Laws Amendment, will the transfer restrictions apply to me if the By-Laws Amendment is adopted at the annual meeting?

Yes, you will be subject to the transfer restrictions. However, generally, you will be able to purchase shares so long as you do not become a “Section 382 five-percent shareholder,” and you will be able to sell shares unless you sell shares to any person that is already a “Section 382 five-percent shareholder” or the purchase of such shares by a purchaser will result in such purchaser becoming a “Section 382 five-percent shareholder.

22. Will the transfer restrictions affect my ability to sell on a national securities exchange (such as the NYSE) if I cannot determine whether the acquirer is currently or will become a “Section 382 five-percent shareholder”?

No, the By-Laws Amendment will not preclude any such sale of shares on a national securities exchange. See Question and Answer 19 for treatment of such sales that are prohibited transfers under the By-Laws Amendment.

Description of the By-Laws Amendment

The following is a summary of the proposed By-Laws Amendment. This summary is qualified in its entirety by reference to the full text of the proposed By-Laws Amendment, which is contained in proposed Section 5.06 of Article FIFTH of our Amended and Restated By-Laws and is set forth in the accompanying Appendix A. We urge Shareholders to read in its entirety the proposed By-Laws Amendment set forth in the accompanying Appendix A.

Prohibited Transfers. The transfer restrictions contained in the By-Laws Amendment generally will restrict any direct or indirect transfer of our common stock if the effect would be to:

•	increase the direct or indirect ownership of our stock under Section 382 by any person from less than 5% to 5% or more of our common stock; or

•

increase the percentage of our common stock owned directly or indirectly by any existing “Section 382 five-percent shareholder” by more than one percentage point over such shareholder’s percentage stock ownership immediately prior to the effective date of the By-Laws Amendment or, if lower, its percentage ownership thereafter.

Complicated rules of constructive ownership, aggregation, segregation, combination and other ownership rules prescribed by the Code (and related regulations) apply in determining whether a person or group of persons constitutes a “Section 382 five-percent shareholder” and whether there exist “public groups,” each of which is treated as a “Section 382 five-percent shareholder.” For purposes of determining the existence and identity of, and the amount of common stock owned by, any shareholder, we will be entitled to rely on the existence or absence of filings with the SEC of Schedules 13D, 13F and 13G (or any similar filings) as of any date, subject to our actual knowledge of the ownership of our common stock. The transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock. As a result of these rules, the transfer restrictions could result in prohibiting ownership (thus requiring dispositions) of our common stock as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than us, such as an interest in an entity that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) in respect of our common stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.

Treatment of Existing Section 382 Five-Percent Shareholders.

Existing “Section 382 five-percent shareholders” as of the effective time of the By-Laws Amendment will not be required to sell their shares but generally will be restricted from increasing their ownership under Section 382 by more than one percentage point over such shareholder’s percentage stock ownership immediately prior to the effective date of the By-Laws Amendment or, if lower, its percentage ownership thereafter. See Question and Answer 22 above.

Consequences of Prohibited Transfers. Following shareholder adoption of the By-Laws Amendment, any direct or indirect transfer in violation of the restrictions would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized for any purpose as the owner of the shares owned in violation of the restrictions, including for purposes of voting and receiving dividends or other distributions in respect of such common stock, or in the case of options, receiving common stock in respect of their exercise. In this proxy statement, common stock purportedly acquired in violation of the transfer restrictions is referred to as “excess stock.” See Question and Answer 19 above. In addition to the purported transfer being void as of the date of the purported transfer, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in a transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent will be distributed first to reimburse the agent for its costs and expenses, second to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the violative transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to the original transferor (or, if the original transferor cannot be readily identified, to a charity designated by our Board of Directors). If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

To the extent permitted by law, any shareholder who knowingly violates the transfer restrictions will be liable for any and all damages suffered by us as a result of such violation, including any professional fees incurred in connection with addressing such violation.

Modification and Waiver of Transfer Restrictions.

Our Board of Directors will have the discretion to approve a transfer of our common stock that would otherwise violate the transfer restrictions if it determines that, after taking into account the preservation of the NOLs, the acquisition would be in the best interests of the Company and its shareholders. In deciding whether to grant a waiver, our Board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, our Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the By-Laws Amendment or the status of our federal income NOLs, including an opinion of counsel selected by our Board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of our NOLs under Section 382. In considering a waiver, we expect our Board of Directors may consider, among others, the following factors:

•	the total owner shift under Section 382 of the Code;

•	all other pending proposed transfer requests;

•	whether the proposed transfer is structured to minimize the resulting owner shift; and

•	any reasonably foreseeable events of which the Board of Directors has knowledge that would constitute additional owner shifts.

Certain Considerations

As described above in “Background and Reasons for Proposals,” we have significant NOLs, which may be limited if an “ownership change” under Section 382 were to occur. Our Board of Directors believes the best interests of shareholders will be served by adopting the By-Laws Amendment, which is designed to restrict direct and indirect transfers of our stock if such transfers will affect the percentage of stock that is treated as owned by a “Section 382 five-percent shareholder.” In order to implement these transfer restrictions, the By-Laws Amendment must be adopted by our shareholders. As noted above, there are limitations on the effectiveness and enforceability of the By-Laws Amendment. Although the By-Laws Amendment is intended to reduce the likelihood of an “ownership change” that could adversely affect us, we cannot assure you that such restrictions would prevent all transfers that could result in such an “ownership change.” Connecticut law provides that transfer restrictions with respect to shares of common stock issued before the effectiveness of the By-Laws Amendment will be effective against (1) shareholders with respect to shares that were voted in favor of this proposal and (2) transferees of shares that were voted in favor of this proposal if (A) the transfer restriction is conspicuously noted on the certificates or book entry records representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). Any shares of common stock issued after the By-Laws Amendment is effective will be issued with the transfer restriction conspicuously noted on the certificates or book entry record representing such shares and therefore under Connecticut law such newly issued shares will be subject to the transfer restrictions. See “Enforceability” below.

The By-Laws Amendment is contained in a proposed new Section 5.06 of Article FIFTH to our Amended and Restated By-Laws which is attached as Appendix A to this proxy statement. We urge you to read the By-Laws Amendment in its entirety, as the discussion in this proxy statement is only a summary. The By-Laws Amendment will only become effective if adopted by the requisite vote of shareholders.

Enforceability

We intend to presume, with regard to each share of common stock issued before the effectiveness of the By-Laws Amendment, that such share was voted in favor of the By-Laws Amendment unless it is shown otherwise to our reasonable satisfaction. In certain circumstances, we also intend to assert that shareholders have waived the right to challenge or are estopped from challenging the enforceability of the By-Laws Amendment, unless it is established, to our reasonable satisfaction, the shares proposed to be transferred were not voted in favor of the By-Laws Amendment. However, it is possible that one or more shareholders could challenge the enforceability of the transfer restrictions contained in the By-Laws Amendment, and a court could find that the By-Laws Amendment is unenforceable, either in general or as applied to a particular shareholder or particular fact situation. This potential for litigation regarding the enforceability of the transfer restrictions may discourage investors from acquiring shares of our common stock.

Potential IRS Challenge

The amount of our NOLs has not been audited or otherwise validated by the Internal Revenue Service (“IRS”). The IRS could challenge the amount of the NOLs, which could result in an increase in our liability in the future for income taxes. As mentioned above, calculating whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 and because of limitations on a publicly traded company’s knowledge as to the ownership of, and transactions in, its securities. Therefore, we cannot assure you that the IRS will not claim that we experienced an “ownership change” and attempt to reduce or eliminate the benefit of our NOLs even if the By-Laws Amendment is in place, nor can we assure you that the By-Laws Amendment, if adopted, will eliminate the possibility that we experience an “ownership change” in the future.

Potential Effects on Liquidity

The By-Laws Amendment is designed to deter a shareholder from acquiring, directly or indirectly, additional shares of common stock in excess of the specified limitations. Furthermore, a shareholder’s ability to dispose of common stock may be limited as a result of the reduction in the class of potential acquirers for such common stock and a shareholder’s ownership of common stock may become subject to the By-Laws Amendment upon actions taken by persons related to, or affiliated with, them. Shareholders are advised to carefully monitor their ownership of our stock and consult their own legal advisors and/or us to determine whether their ownership of our stock approaches the proscribed level.

Potential Impact on Value

It is possible that the transfer restrictions in the By-Laws Amendment could deter certain buyers, including persons who wish to acquire more than 5.0% of our common stock, and that this could result in diminished demand for and, therefore, potentially decrease the value of, our common stock. We believe the value protected as a result of the preservation of the NOLs would outweigh any such potential decrease in the value of our common stock.

Potential Anti-Takeover Impact

The By-Laws Amendment is designed to preserve the long-term value of our accumulated NOLs and is not intended to prevent a takeover of MBIA. However, it could be deemed to have an “anti-takeover” effect because, among other things, the By-Laws Amendment restricts the ability of a person, entity or group to accumulate our common stock above the applicable thresholds, without the approval of our Board of Directors.

Recommendation

MBIA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE ADOPTION OF THE BY-LAWS AMENDMENT. SIGNED PROXIES WILL BE VOTED “FOR” RATIFICATION UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD.

Other matters and shareholder proposals

The Board knows of no other business to be brought before the meeting other than what is set forth above. If other matters are introduced at the meeting, the individuals named as proxies on the enclosed proxy card are also authorized to vote upon such matters using their own discretion.

Shareholder proposals intended for inclusion in the proxy materials for the Company’s 2019 Annual Meeting of Shareholders must be received by the Company’s Secretary no later than November 21, 2018, which is 120 days prior to the anniversary of the mailing date for this proxy statement. Under the terms of the Company’s By-Laws, shareholders who wish to present an item of business at the 2019 Annual Meeting must provide notice to the Secretary of the Company at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the Annual Meeting (or if the Company does not publicly announce its Annual Meeting date 70 days in advance of such meeting date, by the close of business on the tenth day following the day on which notice of the meeting date is mailed to shareholders or publicly made).

Householding of Annual Meeting materials

The SEC permits companies to send a single copy of their annual report and proxy statement or Notice of Internet Availability of Proxy Materials to any household at which two or more shareholders reside if it appears that they are members of the same family. Each shareholder residing in the same household, however, will continue to receive a separate proxy card or voting instruction form. This procedure, referred to as “householding,” is intended to reduce the volume of duplicate information that shareholders receive and reduce mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this proxy statement and the attached Annual Report or Notice of Internet Availability of Proxy Materials will be sent to certain beneficial shareholders who share a single address, unless any shareholder residing at that address requested that multiple sets of documents be sent. If shareholders received one set of materials due to householding, they may revoke their consent for future mailings at any time and may request that a separate set of materials be sent to them by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

By Order of the Board of Directors,

Jonathan C. Harris

Secretary

Appendix A

Amendment to MBIA Inc By-Laws

Article V – Capital Stock

Section 5.06. Restrictions on Transfers.

(a) Definitions. For purposes of this Article Section 5.06 the following terms shall have the following meanings:

“Acquiring Person” shall mean any Person who or which is or becomes a Five-Percent Stockholder (other than by reason of Treasury Regulation Section 1.382-2T(j)(3)(i) or solely as a result of a transaction in which no “5-percent shareholder” (as defined in Section 382 of the Code and Treasury Regulations thereunder) experiences an increase in its percentage stock ownership interest of the Corporation, as determined in accordance with Treasury Regulation Sections 1.382-2(a), 1.382- 2T(g), (h), (j) and (k)), whether or not such Person continues to be a Five-Percent Shareholder, but shall not include (i) any Grandfathered Person and (ii) any Person who or which the Board of Directors of the Corporation determines, in its sole discretion, has inadvertently become a Five-Percent Shareholder (or has inadvertently failed to continue to qualify as a Grandfathered Person), so long as such Person promptly enters into, and delivers to the Corporation, an irrevocable commitment promptly to divest and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient Corporation Securities so that such Person’s Percentage Stock Ownership is less than 5% (or, in the case of any Person who or which has inadvertently failed to continue to qualify as a Grandfathered Person, the Corporation Securities that caused such Person to so fail to qualify as a Grandfathered Person).

“Agent” shall mean an agent designated by the Board of Directors of the Corporation.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Corporation Securities” shall mean (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) options (within the meaning of Treasury Regulations Section l.382-4(d)(9)) to purchase Corporation Securities, and (iv) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulations Section 1.382-2T(f)(18), or any successor provision.

“Effective Date” shall mean the date of approval of this Amendment to MBIA Inc. By-Laws by the Shareholders.

“Excess Securities” shall mean the Corporation Securities which are the subject of the Prohibited Transfer.

“Five-Percent Shareholder” shall mean (i) a Person or group of Persons that is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation Section l.382-2T(g) or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Treasury Regulations Section 1.382-2T(f)) of the Corporation if (A) that Person has a “public group” or individual, or (B) a “higher tier entity” of that Person has a “public group” or individual, that, in each case, is treated as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulations Section l .382-2T(g).

“Grandfathered Person” shall mean (i) any Person who would otherwise qualify as an Acquiring Person as of immediately prior to the Effective Date, unless and until such Person’s Percentage Stock Ownership shall be increased by more than one percentage point over such Person’s Percentage Stock Ownership immediately prior to the Effective Date or, if lower, such Person’s Percentage Stock Ownership thereafter, other than any increase pursuant to or as a result of (A) the exercise of any option, warrant or convertible instrument to purchase Corporation Securities that such Person held as of immediately prior to the Effective Date, (B) a stock dividend, stock split, reverse stock split or similar transaction effected by the Corporation or (C) any redemption or repurchase of Corporation Securities by the Corporation; and (ii) any Person who would otherwise qualify as an Acquiring Person as a result of a redemption or repurchase of Corporation Securities by the Corporation, unless and until such Person’s Percentage Stock Ownership shall be increased by more than one percentage point over such Person’s lowest Percentage Stock Ownership on or after the date of such redemption or repurchase, other than any increase pursuant to or as a result of (A) a stock dividend, stock split, reverse stock split or similar transaction effected by the Corporation or (B) any redemption or repurchase of Corporation Securities by the Corporation subsequent to the original redemption or repurchase.

“Percentage Stock Ownership” shall mean the percentage stock ownership interest as determined in accordance with Treasury Regulations Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k), l.382-3(a), and l.382-4(d); provided, however, that for the sole purpose of determining the percentage stock ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Corporation Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulations Section 1.382-2T(h)(2)(i)(A)

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, syndicate, estate, association, joint venture or similar organization, other entity, or group of persons making a “coordinated acquisition” of Corporation Securities or otherwise treated as an “entity” within the meaning of Treasury Regulations Section l.382-3(a)(l) or otherwise, and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act, and also includes any successor (by merger or otherwise) of any such individual or entity.

“Prohibited Distributions” shall mean any dividends or other distributions that were paid by the Corporation and received by a Purported Transferee with respect to the Excess Securities.

“Prohibited Transfer” shall mean any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Section 5.06.

“Purported Transferee” shall mean the purported transferee of a Prohibited Transfer.

“Restriction Release Date” shall mean the earlier of (i) the repeal of Section 382 of the Code (and any comparable successor provision) and (ii) the earliest date on which the Board of Directors determines that (1) an ownership change (within the meaning of Section 382 of the Code) would not result in a substantial limitation on the ability of the Corporation (or a direct or indirect subsidiary of the Corporation) to use otherwise available Tax Benefits, or (2) no significant value attributable to the Tax Benefits would be preserved by continuing the Transfer restrictions herein.

“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

“Transfer” shall mean, subject to the last sentence of this definition, any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition and shall also include the creation or grant of an option (within the meaning of Treasury Regulations Section l .382- 4(d)(9)). A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation, the modification, amendment or adjustment of an existing option by the Corporation and the exercise by an employee of the Corporation of any option to purchase Corporation Securities granted to such employee pursuant to contract or any stock option plan or other equity compensation plan of the Corporation.

“Treasury Regulation” shall mean the income tax regulations (whether temporary or final) promulgated under the Code and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

(b) Restrictions on Transfer. In order to preserve the Tax Benefits, subject to sub-section (c) of this Section 5.06, any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), any Person or group of Persons shall become an Acquiring Person. Notwithstanding the foregoing, nothing in this Section 5.06 shall prevent a Person that is a member of a public group of the Corporation (as defined in Treasury Regulation Section 1.382-2T(f)(13)) from transferring Corporation Securities to a new or existing public group of the Corporation.

(c) Certain Exceptions.

i. The restrictions set forth in sub-section (b) of this Section 5.06 shall not apply to a proposed Transfer of Corporation Securities if the transferor or the transferee obtains the written approval of the Board of Directors of the Corporation, which approval may be granted or denied in accordance with the procedures set forth in this sub-section (c) of Section 5.06. In connection therewith, and to provide for effective policing of such restrictions, prior to the date of any proposed Transfer of Corporation Securities that, in the absence of the approval of the Board of Directors pursuant to this sub-section (c) of Section 5.06, would be a Prohibited Transfer, either (a) the proposed transferee of such Corporation Securities (a “Restricted Transferee”) or (b) the proposed transferor of such Corporation Securities (a

“Restricted Transferor”) shall request in writing (a “Request”) that the Board of Directors review the proposed Transfer of Corporation Securities and authorize or not authorize such proposed Transfer in accordance with this sub-section (c) of Section 5.06.

ii. A Request shall be mailed or delivered to the Secretary of the Corporation at the Corporation’s principal place of business, or telecopied to the Corporation’s telecopier number at its principal place of business. Such Request shall be deemed to have been received by the Corporation when actually received by the Corporation.

iii. A Request shall include: (A) the name, address and telephone number of the Restricted Transferee; (B) a description of the Restricted Transferee’s existing direct or indirect ownership of Corporation Securities; (C) a description of the Corporation Securities that are proposed to be Transferred to the Restricted Transferee; (D) the date on which such proposed Transfer is expected to take place (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); (E) the name, address and telephone number of the Restricted Transferor (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); and (F) a request that the Board of Directors authorize, if appropriate, such Transfer pursuant to this sub-section (c) of Section 5.06.

iv. The Board of Directors shall use reasonable best efforts to make a determination to authorize or deny any Request on or before the tenth business day (or, if necessary to permit the Restricted Transferee and/or Restricted Transferor to provide the information requested pursuant to this sub-section (c) of Section 5.06, such later date as reasonably determined by the Board of Directors in consultation with the Restricted Transferor or Restricted Transferee that made such Request) following receipt of the Request by the Corporation.

v. The Board of Directors may authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in its sole discretion that, after taking into account the preservation of the Tax Benefits, such Transfer of Corporation Securities would be in the best interests of the Corporation and its shareholders. For purposes of this determination, the Board of Directors may consider, among other items, the following: (i) the total owner shift under Section 382 of the Code, (ii) all other pending proposed Transfer requests, (iii) whether the proposed Transfer is structured to minimize the resulting owner shift, and (iv) any reasonably foreseeable events of which the Board of Directors has knowledge that would constitute additional owner shifts. Any determination by the Board of Directors not to authorize a proposed Transfer of Corporation Securities to a Restricted Transferee shall cause such proposed Transfer to be deemed a Prohibited Transfer. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Restricted Transferee to Transfer Corporation Securities acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively.

vi. In addition, the Board of Directors may, in its sole discretion, require (A) such representations from the Restricted Transferee and/or Restricted Transferor as to such matters as the Board of Directors may determine or (B) at the expense of the Restricted Transferor and/or Restricted Transferee, an opinion of counsel selected by the Board of Directors that the Transfer will not result in the application of any Section 382 limitation on the use of the Tax Benefits under Section 382 of the Code; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation and its shareholders. Any Restricted Transferee and/or Restricted Transferor who makes a Request to the Board of Directors shall reimburse the Corporation, on demand, for all costs and expenses (including, without limitation, expenses of counsel and/or tax advisors) incurred by the Corporation with respect to any proposed Transfer of Corporation Securities, including, without limitation, such costs and expenses incurred in determining whether to authorize the proposed Transfer.

vii. The Corporation shall promptly notify the Restricted Transferee and the Restricted Transferor of the Board of Directors’ determination to authorize or deny the Transfer described in the Request.

viii. If the Board of Directors authorizes the Transfer of Corporation Securities, the Restricted Transferee and Restricted Transferor shall be permitted to consummate such Transfer described in the Request.

(d) Treatment of Excess Securities.

i. No officer, director, employee or agent of the Corporation shall record any Prohibited Transfer, and a Purported Transferee shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of Excess Securities. Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities or to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to sub-section (d)(iii) of this Section 5.06 or until approval is obtained under sub-section (c) of this Section 5.06. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provision of this sub-section (d)(i) or Section (d)(iii) shall also be a Prohibited Transfer.

ii. The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed transferee or payee furnish the Corporation all information reasonably requested by the Corporation with respect to all the direct and indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement Section 5.06, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Corporation Securities and other evidence that a Transfer will not be prohibited by sub-section (b) of this Section 5.06 as a condition to registering any Transfer.

iii. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with Prohibited Distributions, to the Agent. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which the Corporation Securities may be traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to sub-section (d)(iv) of this Section 5.06 if the Agent rather than the Purported Transferee had resold the Excess Securities.

iv. The Agent shall apply any proceeds of a sale by it of Excess Securities, and if the Purported Transferee had previously resold the Excess Securities, any amounts received by the Agent from a Purported Transferee, as follows: (A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or their fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance, or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 50l(c)(3) of the Code (or any comparable or successor provision) selected by the Board of Directors; provided, however, that if the Excess Securities (including, without limitation, any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a 5-percent or greater Percentage Stock Ownership interest in the Corporation, then such remaining amounts shall be paid to two or more organizations qualifying under Section 50l(c)(3) selected by the Board of Directors such that no organization qualifying under Section 501(c)(3) of the Code shall possess Percentage Stock Ownership in the Corporation in excess of 5-percent. The

Purported Transferee’s sole right with respect to such Corporation Securities shall be limited to the amount payable to the Purported Transferee pursuant to this sub-section (d)(iv) of Section 5.06. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 5.06 inure to the benefit of the Corporation.

(e) Board Determinations.

i. The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with this Section 5.06, including, without limitation: (A) the identification of Five-Percent Shareholders; (B) whether a Transfer is a Prohibited Transfer; (C) the Percentage Stock Ownership in the Corporation of any Five -Percent Shareholder; (D) whether an instrument constitutes a Corporation Security; (E) the amount (or fair market value) due to a Purported Transferee pursuant to clause (ii) of sub-section (d)(iv) of this Section 5.06; (F) whether compliance with any restriction or limitation on stock ownership and transfers set forth in this Section 5.06 is no longer required; and (G) any other matters which the Board of Directors determines to be relevant; and the determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Section 5.06

ii. Nothing contained in this Section 5.06 shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits, including without limitation implementing and enforcing the provisions of this Section 5.06. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, subject to Section 33-806 of the Connecticut Business Corporation Act, by adopting a written resolution, (A) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Section 5.06, provided that, such ownership interest percentages may only be modified to the extent necessary to reflect changes to Section 382 and the applicable Treasury Regulations, (B) modify the definitions of any terms set forth in this Section 5.06, or (C) modify the terms of this Section 5.06 as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate; provided, further notwithstanding the first sentence of this sub-section (e)(ii) of Section 5.06, the Corporation shall not be entitled modify the terms of this Section 5.06 in order to accelerate or extend the Restriction Release Date.

iii. In the case of an ambiguity in the application of any of the provisions of this Section 5.06, including, without limitation, any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Section 5.06 requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Section 5.06. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all purposes of this Section 5.06. The Board of Directors may delegate all or any portion of its duties and powers under this Section 5.06 to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may delegate the authority granted by this Section 5.06 through duly authorized officers or agents of the Corporation. Nothing in this Section 5.06 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(f) Securities Exchange Transactions. Securities Exchange Transactions. Nothing in this Section 5.06 (including, without limitation, any determinations made, or actions taken, by the Board of Directors pursuant to sub-section(c) of Section 5.06) shall preclude the settlement of any transaction entered into through the facilities of a national securities exchange or any national securities quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Section 5.06 and any Purported Transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 5.06.

(g) Legal Proceedings: Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand, then the Corporation may promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including, without limitation, the institution of legal proceedings to compel the surrender. Nothing in this section shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Section 5.06 being void ab initio or (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Section 5.06.

(h) Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Section 5.06 who knowingly violates the provisions of this Section 5.06 and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

(i) Notice to Corporation. Any Person who acquires or attempts to acquire Corporation Securities in excess of the limitations set forth in this Section 5.06 shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Prohibited Transfer on the preservation and usage of the Tax Benefits. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal, or record holder of Corporation Securities, and any proposed transferee and any Person controlling, controlled by, or under common control with the proposed transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Section 5.06 or the status of the Tax Benefits of the Corporation.

(j) Reserved.

(k) Certificates. All certificates representing Corporation Securities on or after the Effective Date shall, until the Restriction Release Date, bear a conspicuous legend in substantially the following form:

THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO SECTION 5.06 OF THE BY-LAWS OF MBIA INC., AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.

(l) Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Section 5.06, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of: and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 130 or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

(m) Benefits of Section 5.06. Nothing in this Section 5.06 shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Section 5.06. This Section 5.06 shall be for the sole and exclusive benefit of the Corporation and the Agent.

(n) Severability. The purpose of this Section 5.06 is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Section 5.06 or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Section 5.06

(o) Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Section 5.06, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence..

MBIA Inc. 1 Manhattanville Road Suite 301 Purchase, NY 10577 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED MBIA INC. The Board of Directors recommends you vote FOR the following: 1.Election of Directors The Board of Directors recommends you vote FOR the following proposal: For Against Abstain For Against Abstain 2.To approve, on an advisory basis, executive compensation. ☐ ☐ ☐ 1a. Francis Y. Chin ☐ ☐ ☐ 1b. William C. Fallon ☐ ☐ ☐ 1c. Steven J. Gilbert ☐ ☐ ☐ The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1d. Charles R. Rinehart ☐ ☐ ☐ 1e. Theodore Shasta ☐ ☐ ☐ 1f. Richard C. Vaughan ☐ ☐ ☐ 3.To ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2017. 4.To ratify the adoption of an amendment to the MBIA Inc. Amended and Restated By-Laws. ☐ ☐ ☐ ☐ ☐ ☐ NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. This proxy is solicited by the Board of Directors for use at the Annual Meeting of MBIA Inc. on May 2, 2018. The undersigned hereby appoints Charles R. Rinehart and Richard C. Vaughan and each of them the proxies and agents of the undersigned, each with power of substitution, to vote all shares of Common Stock of MBIA Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 2 Manhattanville Road, Conference Room 2, First Floor, Purchase, New York 10577, on Wednesday, May 2, 2018, at 10:00 a.m. (EDT), and at any adjournment thereof, with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all that said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the matters listed on the reverse side, as described in the MBIA Inc. Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side